UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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CNA Surety Corporation
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CNA SURETY CORPORATION
333 S. Wabash Ave., 41st Floor
Chicago, Illinois 60604
(312) 822-5000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
On April 28, 2011

To: The Shareholders of CNA Surety Corporation

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CNA Surety Corporation (the “Company”) will be held at the Company’s business offices located at 333 S. Wabash Ave., 41st Floor, Chicago, Illinois 60604, on Thursday, April 28, 2011, at 9:00 A.M. CDT, for the following purposes:

1. To elect seven directors;

2.	To ratify the appointment of the Company’s independent registered public accounting firm, Deloitte & Touche LLP, for fiscal year 2011;

3.	To consider and act upon a proposal to approve the restated CNA Surety Corporation Long-Term Equity Compensation Plan;

4.	To approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table, and the other related tables and disclosures;

5.	To elect the option of once every one year, two years, or three years to be the preferred frequency with which the Company is to hold a shareholder vote to approve, on an advisory basis, the compensation of the Named Executive Officers; and

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 8, 2011 are entitled to notice of and to vote at the Company’s Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Rosemary Quinn
Senior Vice President, General Counsel and Secretary

March 14, 2011
Chicago, Illinois

IMPORTANT:

PLEASE VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE, OR BY SIGNING, DATING, AND RETURNING THE PROXY CARD INCLUDED WITH THIS NOTICE.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 28, 2011. The Proxy Statement and the 2010 Annual Report to Shareholders are available at http://www.cnasurety.com/about/investor_information.htm.

CNA Surety Corporation
333 S. Wabash Ave., 41st Floor
Chicago, Illinois 60604
(312) 822-5000

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is being mailed or otherwise provided to you on or about March 14, 2011 in connection with the solicitation by our Board of Directors of proxies to be voted at our Annual Meeting of Shareholders (the “Annual Meeting”) which will be held on Thursday, April 28, 2011 at our business offices located at 333 S. Wabash Ave., 41st Floor, Chicago, Illinois 60604, at 9:00 A.M. CDT. Please note that throughout this Proxy Statement we refer to CNA Surety Corporation as the “Company,” “we,” “us,” and “our.”

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

At the Annual Meeting, shareholders of the Company will consider and vote upon:

(i)	The election of seven directors to serve one-year terms;

(ii)	The ratification of the appointment of the Company’s independent registered public accounting firm, Deloitte & Touche LLP, for fiscal year 2011;

(iii)	The approval of the restated CNA Surety Corporation Long-Term Equity Compensation Plan;

(iv)	The approval, on an advisory basis, of the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table, and the other related tables and disclosures;

(v)	To elect the option of once every one year, two years, or three years to be the preferred frequency with which the Company is to hold a shareholder vote, on an advisory basis, to approve the compensation of the Named Executive Officers; and

(vi)	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

The date of this Proxy Statement is March 14, 2011.

VOTING SECURITIES AND PROXIES

Only shareholders of record at the close of business on March 8, 2011 (the “Record Date”), have the right to receive notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, 44,850,470 shares of the Company’s Common Stock (“Common Stock”) were issued and outstanding. Each outstanding share is entitled to one vote upon each matter to be voted upon at the Annual Meeting. The shareholders of a majority of the Company’s Common Stock, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting.

In accordance with applicable law, the affirmative vote of shares representing a majority of our Common Stock present and entitled to vote is required to approve any proposal, other than the election of directors, to be voted on at this Annual Meeting. Directors shall be elected by a plurality of the votes of the shares of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. However, shares that are voted to abstain with respect to any matter and broker non-votes will not be counted and will have no effect on the outcome of the voting for any matters to be considered at the Annual Meeting. If a quorum is not present, the Annual Meeting will reconvene at such time as a quorum is present or represented without notice to shareholders, other than an announcement at the prior adjournment of the Annual Meeting, unless the adjournment is for more than thirty (30) days or a new record date has been set.

All properly executed proxies received by us prior to the Annual Meeting will be voted at the meeting. You may revoke your proxy at any time before it is exercised at the Annual Meeting by granting a proxy bearing a later date that is duly received by the Company or by voting in person. The mere presence at the Annual Meeting of a shareholder who appointed a proxy does not itself revoke the appointment. If a proxy is duly executed and returned, the shares of the Company’s Common Stock represented thereby will be voted in accordance with the specifications made thereon by the shareholder. If no such specifications are made, such proxy will be voted in accordance with the Board of Directors’ recommendations. Whether or not you plan to attend the meeting, you may submit a proxy to vote your shares by internet, telephone, or mail as described below:

•	Internet: To submit your proxy by the internet, go to www.proxyvote.com. You will need to have your proxy card to obtain the information required to vote. You have until 11:59 P.M. EDT on April 27, 2011 to transmit your voting instructions by the internet.

•	Telephone: To submit your proxy by telephone, dial (800) 690-6903 and follow the instructions. You may use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on April 27, 2011. You will need to have your proxy card to obtain the information required to vote by telephone.

•	Mail: You may submit your proxy by signing, dating, and completing the proxy card provided and returning it by mail in the enclosed self-addressed, postage-paid envelope or returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTION OF DIRECTORS
(PROPOSAL 1)

Our Board of Directors has fixed the number of directors constituting the full Board at seven. Accordingly, at the Annual Meeting seven directors will be elected to serve one-year terms commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified. The nominees are as follows:

Philip H. Britt
Anthony S. Cleberg
David B. Edelson
D. Craig Mense
Robert A. Tinstman
John F. Welch
Peter W. Wilson

All of the nominees are currently serving as directors of the Company. For information regarding each nominee, see the “Directors and Executive Officers of the Registrant” section of this Proxy Statement.

At the Annual Meeting, if a quorum is present, the vote of holders of a majority of the Company’s Common Stock having the power to vote in person or represented by proxy shall elect the directors. It is the present intention of John F. Corcoran and Rosemary Quinn, who will serve as the Company’s proxy agents at the Annual Meeting (the “Proxy Agents”), to vote the proxies which have been duly executed, dated, and delivered and which have not been revoked in accordance with the instructions set forth thereon or if no instruction has been given or indicated, for the election of the nominees named above. Our Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director. However, if prior to the election of directors any of the nominees named above becomes unavailable or unable to serve, the Board reserves the right to name a substitute nominee or nominees, and the Proxy Agents expect to vote the proxies for the election of such substituted nominee or nominees.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES. IF A CHOICE IS SPECIFIED ON THE PROXY BY A SHAREHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” THE NOMINEES.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The following sets forth the name, age, position and offices with the Company, present principal occupation or employment, and material occupations and employment for the past five years of each person who is presently a director, a nominee for director, or an executive officer of the Company.

Philip H. Britt, age 64; Director of the Company since 1998; Retired; Senior Vice President Insurance Industry Division of Bank One, NA (formerly First Chicago NBD) from 1988 through 2002.

With his experience at Bank One, NA, Mr. Britt brings valuable insight into the Company’s investment management strategy which is a key part of the Company’s overall strategy. In particular, Mr. Britt understands the investment considerations that are unique to the surety and insurance business and has the skills necessary to lead our Investment Committee.

Anthony S. Cleberg, age 58; Director of the Company since 2007; Chief Financial Officer (“CFO”) and Executive Vice President of Black Hills Corp. since 2008; Independent Consultant and Investor from 2002 to 2008.

As CFO of Black Hills Corp. and his prior service at Champion Enterprises as CFO from 2000 to 2002, Mr. Cleberg has experience dealing with accounting principles, financial reporting rules and regulations, evaluating financial results, and overseeing the financial reporting process of a publicly-traded corporation. His knowledge and experience positions him well to serve as the Chair of our Audit Committee.

John F. Corcoran, age 46; Senior Vice President and CFO of the Company since 2004.

Michael A. Dougherty, age 52; Senior Vice President and Chief Information Officer of the Company since 2007; Senior Vice President Field Operations and Distribution from 2001 until 2007.

David B. Edelson, age 51; Director of the Company since 2007 and Chairman since 2009; Since 2005, Senior Vice President of Loews Corporation (“Loews”), the parent corporation of CNA Financial Corporation (“CNAF”) (that, through its insurance subsidiaries, owns 61.29% of the Company’s stock as of December 31, 2010); Executive Vice President and Corporate Treasurer of JPMorgan Chase & Co. from 2003 until 2005. Mr. Edelson joined the Board of Directors of AutoNation, Inc. in 2008 and is also a member of its Audit Committee.

With his years of experience at JPMorgan Chase & Co. and Loews, Mr. Edelson has demonstrated leadership capability and extensive knowledge of complex financial and operational issues facing large organizations. His understanding of financial strategy and the elements relevant to be a successful publicly-traded company provide him the skills necessary to serve as the Chairman of our Board of Directors.

Douglas W. Hinkle, age 58; Senior Vice President and Chief Underwriting Officer of the Company since 2004.

D. Craig Mense, age 59; Director of the Company since 2007; Executive Vice President and CFO of CNAF since 2004.

Mr. Mense possesses both financial and operational knowledge of the insurance and surety industries through his current CFO responsibilities at CNAF and his prior experience at the executive level in certain insurance and surety operations of Travelers Property Casualty Corporation.

Rosemary Quinn, age 56; Senior Vice President, General Counsel and Secretary of the Company since 2008; Assistant Vice President and Assistant General Counsel of the Company from 2006 through 2008; General Counsel of GeoVera Insurance Company from 2005 through 2006; Assistant Vice President of St. Paul Travelers’ Bond Department from 2004 through 2005.

Robert A. Tinstman, age 64; Director of the Company since 2004; Member of the Board of Directors of Primoris Services Corporation since 2009; Member of the Board of Directors of Home Federal Bancorp Inc. and Chairman of its Audit Committee since 1999. He also serves on the Board of Directors of IdaCorp., Inc. and Idaho Power Company and has been Chairman of their Investment and Compensation Committees since 1999.

Mr. Tinstman was Executive Chairman of Angelo Iafrate Construction Company and James Construction Group from 2002 to 2007.

Mr. Tinstman has extensive knowledge of the financial and operational issues facing the types of construction firms that are bonded by our Company based on his positions at Angelo Iafrate Construction Company and James Construction Group as well as prior executive positions in the construction industry. Also, his leadership role on other boards of directors gives Mr. Tinstman a deep understanding of the role of the Board of Directors and provides him the skills to serve as the Chair of our Compensation Committee.

John F. Welch, age 54; Director, President, and Chief Executive Officer (“CEO”) of the Company since 2003.

In addition to his experience as our CEO and President, Mr. Welch was previously the Chief Underwriting Officer of the surety operations of the St. Paul Companies from 2002 until 2003 and the President of Afianzadora Insurgentes SA CA located in Mexico City, Mexico from 2000 to 2002. His experience has provided him a deep knowledge of the surety industry, which includes the financial, operational, and regulatory aspects of the business. This breadth of exposure to the surety business positions him well to serve on our Board of Directors.

Peter W. Wilson, age 51; Director of the Company since 2009; President and Chief Operating Officer of U.S. Specialty Operations of CNAF’s insurance operations since 2009; Executive Vice President, Global Specialty Lines of the insurance subsidiaries of CNAF from 2001 until 2009.

Mr. Wilson brings an understanding of the operational, marketing, financial, and regulatory issues facing the insurance industry, which includes surety. He also served as the Company’s Board Chairman from 2001 through 2003. His demonstrated leadership capability and knowledge of the Company’s business provide him the skills to serve on our Board of Directors.

CORPORATE GOVERNANCE

Director Independence

As provided by the listing standards of the New York Stock Exchange (“Exchange” or “NYSE”), the Company is a “Controlled Company” because more than 50% of the voting shares of the Company are held by the insurance subsidiaries of CNAF. Because the Company is a controlled company, it is exempt from the Exchange’s requirements relating to maintenance of a majority of independent directors. Nevertheless, our Board of Directors has determined that the following directors are independent under the NYSE’s listing standards (each, an “Independent Director” and collectively, the “Independent Directors”): Philip H. Britt, Anthony S. Cleberg, and Robert A. Tinstman.

In determining independence, the Board affirmatively determined whether or not each director or nominee has any material relationship with the Company. In assessing materiality, the Board considered all relevant facts and circumstances, not merely from the standpoint of the director or nominee, but from that of any person or organization with which the director or nominee has an affiliation. The Board considers the frequency and regularity of any services provided by or to, or other transactions between the Company and the director or nominee or affiliated organization, whether they are being carried out at arm’s length in the ordinary course of business, and whether they are being provided or conducted substantially on the same terms as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial banking, industrial, legal, accounting, charitable, employment, and familial relationships.

Consistent with the listing requirements of the Exchange, the Board follows the standards provided below to assist it in determining director independence so that a director would not be considered independent if any of the following relationships exists: (i) the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company; (ii) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); (iii) the director is a current partner or employee or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, or an immediate family member is a current employee of such a firm and personally works on the Company’s audit, or within the last three years, the director or an immediate family member was a partner or employee of such a firm and personally worked on the Company’s audit within that time; (iv) the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or (v) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board has adopted Corporate Governance Guidelines that outline the responsibilities and operation of the Board to help ensure that the effectiveness of policy and decision making of the Board management are aligned with the interests of the Company’s shareholders. The Company also has a Code of Business Conduct and Ethics that applies to all employees, officers, and directors of the Company and its wholly-owned subsidiaries, including, but not limited to, our executive officers, principal financial officer, and principal accounting officer.

Copies of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on our website at www.cnasurety.com and will be provided to any shareholder at no charge upon request to Adrianne T. Baker, representative of the Company, at 333 S. Wabash Ave., 41st Floor, Chicago, Illinois 60604, (312) 822-4971.

Board Nomination Process

Our Board of Directors does not have a Nominating Committee. Under the rules of the NYSE, companies like us that have a controlling shareholder are not required to have a Nominating Committee. Our Board of Directors, as a whole, performs the functions of a Nominating Committee. The Board of Directors considers shareholder director nominees under the same criteria utilized by the Board of Directors to evaluate nominees proposed by management or members of the Board of Directors. These criteria include a potential nominee’s character, judgment, business experience, and areas of expertise, among other relevant considerations, such as requirements of the Exchange. The Board seeks to create a Board that has a diversity of skills and experience with respect to knowledge of the construction industry, surety and insurance markets, finance and accounting, investment management, and corporate governance. The unique skills and experience that each nominee brings to the Board of Directors is described earlier in this Proxy Statement in the “Directors and Executive Officers of the Registrant” section.

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are held by separate people. This is due in part to the fact that the Company has a controlling shareholder. Our current Chairman is an executive officer of Loews which is the controlling shareholder of CNAF. Our Board believes this structure provides a balance of different perspectives which fosters discussion during Board meetings. Also, the Chairman serves as the liaison between the Board and the Company’s senior management which is beneficial when determining agenda and providing information for the Board meetings.

Risk Oversight

Our Board oversees an enterprise approach to risk management that is intended to support the operational and strategic objectives of the Company. The President reports to and seeks the involvement of the full Board in setting the Company’s business goals and objectives. Through this process, the Board and senior management assess the appropriate level of business risk for the Company. The entire Board receives reports at each meeting from the President and his executive team on the primary areas of risk which include financial risk, investment risk, legal/compliance risk, and operations/strategic risk. The Company also reports to the full Board each quarter on the credit risk of the Company’s portfolio of bond customers.

While the Board has ultimate oversight responsibility, the various committees of the Board also have responsibility for risk management. In particular, the Audit Committee receives reports at each of its regularly scheduled meetings from the Company’s CFO and the Company’s external auditor on financial risk and compliance with reporting requirements, including internal controls. The Audit Committee also receives reports at each quarterly meeting from the Company’s internal auditors.

In addition to setting compensation for the Company’s executive team, the Compensation Committee provides guidance on the creation of Company-wide bonus programs that encourage employee risk-taking consistent with the Company’s business strategy. The Investment Committee sets the strategy for the Company’s investment portfolio and meets with the Company’s investment adviser at each meeting to review the performance of the portfolio. In addition to reviewing and approving the investment transactions each quarter, the Investment Committee considers whether the level of market risk in the investment portfolio is consistent with the Company’s business strategy and whether modifications may be appropriate.

BOARD OF DIRECTORS AND BOARD COMMITTEES

General

Our business is managed under the direction of the Board of Directors, which is currently comprised of seven members. The Board of Directors and the Audit Committee annually review their performance. The Audit Committee and Board of Directors discussed their anonymous self-evaluations at their respective meetings on February 2, 2011. The self-evaluations of both the Audit Committee and the Board of Directors indicated that they are functioning well and receive adequate access to and information from Company management.

Committees of the Board

The Board has an Executive Committee, an Audit Committee, a Compensation Committee, and an Investment Committee. As discussed under the “Board Nomination Process” section of this Proxy Statement, the Company does not have a nominating/corporate governance committee. Our Audit Committee and Compensation Committee have written charters which can be found on our website at www.cnasurety.com and are available in print to any shareholder who requests a copy by writing to our Corporate Secretary.

Executive Committee. The Executive Committee is authorized to act on behalf of the full Board in the management and business affairs of the Company during intervals between the meetings of the Board. Any action by the Executive Committee is reported to the Board at its next meeting and such action is subject to revision and alteration by the Board, provided that no rights of third persons can be prejudicially affected by the subsequent action of the Board. The Executive Committee did not meet during 2010. The members of the Executive Committee are David B. Edelson, Robert A. Tinstman, and John F. Welch.

Audit Committee. The Audit Committee’s primary function is to assist the Board in fulfilling its responsibility to monitor the Company’s financial reporting process and internal control system, the qualifications and independence of our independent auditors, the performance of our internal auditors and independent auditors, and our compliance with legal and regulatory requirements. Our Audit Committee has sole authority to retain, compensate, and evaluate the Company’s independent registered public accounting firm, and the scope of and fees for their audits. The Audit Committee also establishes the policy and procedures for the review and approval of related party agreements and arrangements between the Company and its affiliates.

The current members of the Audit Committee are Anthony S. Cleberg (Chairman), Philip H. Britt, and Robert A. Tinstman, each of whom is “independent” under SEC rules and NYSE listing standards applicable to audit committee members. The Board has determined that each of the Audit Committee members is financially literate and that Mr. Cleberg is an “audit committee financial expert” under the Exchange and SEC standards. The Audit Committee held eight meetings during 2010. The Audit Committee members are annually asked the number of audit committees on which they serve and no director reported serving on more than two audit committees during 2010.

Compensation Committee. The Compensation Committee sets the Company’s compensation policies and reviews and administers all compensation matters for the Company’s executive officers including the five most highly compensated executive officers. In addition, it reviews and approves the availability of equity grants to all other eligible Company employees. The current members of the Company’s Compensation Committee are Robert A. Tinstman (Chairman), Philip H. Britt, and Anthony S. Cleberg. During 2010, the Compensation Committee held seven meetings.

Investment Committee. The primary function of the Investment Committee is to establish investment policies and oversee the management of the Company’s investment portfolio. The current members of the Investment Committee are Philip H. Britt (Chairman), David B. Edelson, and John F. Welch. During 2010, the Investment Committee held four meetings.

Executive Sessions of Non-Management Directors

The Board meets without management in Executive Session at its regularly scheduled meetings. The members have decided that a presiding director is not necessary and that the independent directors will rotate the task of presiding over Executive Sessions.

Director Attendance at Meetings

The Board of Directors met six times during 2010. Each of the directors attended not less than 75% of all Board meetings and all meetings of all committees on which he served as a member. All of our directors also attended the 2010 Annual Meeting of Shareholders.

COMPENSATION OF INDEPENDENT DIRECTORS

Our independent directors, who are not employees of the Company or any of its affiliates or subsidiaries, receive an annual retainer of $45,000 if the director serves on three committees or $40,000 if the director serves on two committees. This arrangement compensates the independent directors for four Board meetings per year, each committee meeting four times per year, plus up to four additional meetings per year by either the Board or committees. If the number of Board and/or committee meetings exceeds the number covered by this compensation structure, the director will be paid $1,500 for each additional meeting. This additional meeting fee also applies to any seminars that the independent directors may attend at the request of the Company. In recognition of the additional responsibilities associated with serving as chair of a Board committee, the chairs of each committee receive the following additional annual retainer: Audit Chair receives $35,000 and the Investment and Compensation Chairs each receive $30,000. In addition to the compensation described above, each of the independent directors was compensated for their services in connection with the Special Committee. The definition and purpose of the Special Committee is found on page 23 of this Proxy Statement under the heading “CNAF Proposal.” Messrs. Cleberg and Tinstman were each paid a fee of $100,000 and Mr. Britt, as chairman of the Special Committee, was paid a fee of $120,000.

The table shown below reflects the compensation paid to our independent directors for the year ended December 31, 2010. This table includes fees earned in 2010 but paid in 2011 for additional meetings and seminars that were subject to the director payment arrangements described above.

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Philip H. Britt	$204,000	—	—	—	—	—	$204,000
Anthony S. Cleberg	$182,500	—	—	—	—	—	$182,500
Robert A. Tinstman	$177,500	—	—	—	—	—	$177,500

AUDIT COMMITTEE REPORT

As discussed above under the heading “Committees of the Board — Audit Committee” and more fully described in its charter, the Audit Committee’s primary responsibility is the oversight of the Company’s financial reporting process and management of its relationship with the independent auditors. Management has day-to-day responsibility for the Company’s financial reporting process, including assuring that the Company develops and maintains adequate financial controls and procedures and monitoring and assessing compliance with those controls and procedures, including internal control over financial reporting. The Company’s independent auditors are responsible for auditing the annual financial statements prepared by management, expressing an opinion as to whether those financial statements fairly present the financial position of the Company in conformity with accounting principles generally accepted in the United States (“generally accepted accounting principles”) and discussing with the Audit Committee any issues they believe should be raised. The independent auditors are also responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems, for issuing a report on the Company’s internal control over financial reporting, and for such other matters as the Audit Committee and Board determine. At its October 20, 2010 meeting, the Audit Committee also agreed to be designated as the independent audit committee for each of the Company’s three insurance company subsidiaries, Western Surety Company, Surety Bonding Company of America, and Universal Surety of America, consistent with the requirements of the South Dakota insurance laws and the National Association of Insurance Commissioner’s Model Audit Rule on financial reporting. The independent auditors did not provide non-audit services to the Company in 2010.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the standard adopted or referenced by the Public Company Accounting Oversight Board (“PCAOB”) including the Statement on Auditing Standards No. 114, (Codification of Statements on Auditing Standards, AU380), Communication with Audit Committees, and SEC Rule 2-07 as currently in effect. The independent auditors also had discussions with the Audit Committee concerning the Corporate Governance Listing Standards of the Exchange. The Audit Committee has received the written disclosures and the letter from our independent auditors as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with Deloitte & Touche LLP its independence from the Company.

The members of the Audit Committee rely, without independent verification, on the information provided to them by management and the independent registered public accounting firm and on management’s representation that our financial statements have been prepared with integrity and objectivity. The Audit Committee members do not provide any expert or special assurance as to our financial statements or any professional certification as to the independent registered public accounting firm’s work. Accordingly, our Audit Committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles or internal controls and procedures, that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB, that our financial statements are presented in accordance with generally accepted accounting principles, or that our independent registered public accounting firm is in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS
Anthony S. Cleberg
Philip H. Britt
Robert A. Tinstman

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Compensation Program

The Company’s philosophy is to provide a compensation package that attracts, motivates, and retains quality executive talent. We aim to reward performance and hold executives accountable for underperformance through financial consequences. The compensation practice of the Company for its executive officers (including those named in the Summary Compensation Table (the Named Executive Officers, individually referred to as “NEO” and collectively referred to as “NEOs”)) is to pay base salaries, annual incentive bonuses, and long term incentives in addition to other benefits that are competitive, internally consistent, and recognize the accomplishment of the Company’s stated goals of building a financial services business focusing on surety, fidelity, and related products. We seek to link executive compensation to the short and long term performance goals of the Company. As such, NEOs and other Company executives have a higher percentage of their total compensation weighted towards variable pay than other Company managers as they have greater opportunity to impact bottom line results.

For 2010, the Company’s Compensation Committee (the “Compensation Committee”) was composed entirely of independent directors. The Compensation Committee administers the Company’s executive compensation program, oversees the Company’s compensation and benefit plans and policies, administers our Long Term Incentive Plan (including approving equity grants to employees), and approves annually all compensation decisions relating to the Company’s NEOs. The Compensation Committee’s charter sets forth its general responsibilities and is available on the Company’s website at www.cnasurety.com.

Setting Compensation — Benchmarking

The Process: The CEO, the Company’s Chief Human Resources Officer, and the Company’s Chairman of the Board make recommendations to the Committee on general compensation philosophy and specific elements of compensation and goals for the NEOs. Recommendations for the CEO’s compensation are made by the Company’s Chairman of the Board to the Committee.

Surveys Consulted: The Company reviews a number of general business and property and casualty compensation surveys. We are in a unique business situation in that we are the only publicly-held surety company. All of the Company’s competitors are either privately-held or are business units of a larger publicly-held insurance company. Thus, there are no direct competitors who have CEOs and an executive team with public company responsibilities. Because there are no comparable publicly-held companies to use for benchmarking purposes, the Company utilizes data collected from an industry survey and broader property and casualty and financial industry surveys. Those surveys are discussed in more detail below.

Surety & Fidelity Association of America Salary Survey: This survey is conducted annually and includes approximately 25 surety and fidelity organizations. The positions and data that we use for benchmarking NEO positions include Top/Chief Bonding Officer, Top Underwriting Officer, and Top Field Management Officer. In regards to this survey, we look at the range of 50th to 75th percentile taking into consideration the size of the Company’s surety writings compared to other surety operations reflected in the survey.

P&C/Financial Surveys: As noted above, the Compensation Committee reviews several surveys conducted by consulting companies for the property and casualty and financial industries. There are a wide range of companies and thus we determine an appropriate benchmark based on the premium size of the companies that participate in each survey. For the surveys that include companies with less than $2 billion of direct written premium, we use the 50th percentile. For surveys that include companies with less than $25 billion of assets, we discount the midpoint.

We consider this data for the Top Underwriting Executive, Chief Financial Officer, Chief Information Officer, Top Field Operations Executive, and the Top Legal Executive positions.

For each of the NEOs, the Compensation Committee considers each compensation element separately and then considers the NEO’s total compensation. The Compensation Committee reviews the salary surveys referenced above, as well as the NEO’s experience, individual professional performance, and individual influence on the Company’s current financial results and long term strategies. The Compensation Committee also considers internal equity in compensation and accordingly considers each NEO’s total compensation in reference to the compensation of the Company’s other officers. In setting compensation, the Compensation Committee also considers the amount of influence each NEO has on the Company’s overall business strategy as well as the abundance or scarcity of qualified candidates, if finding a replacement should become necessary.

The Compensation Committee discusses and approves any changes in compensation to the NEOs at its first regularly scheduled meeting of the year, which in 2010 was held in February. Any changes in base compensation are effective in April (when base salary increases for all of the Company’s employees occur). Also, at its first scheduled meeting of the year, the Compensation Committee evaluates the Company’s performance versus its goals and the performance of each NEO, and then approves all of the following variable compensation pay awards: Annual Cash Bonuses, Long Term Cash Incentives, and equity grants. The Compensation Committee also approves the aggregate amount of annual bonuses paid to all bonus-eligible employees based on the achievement of certain net income targets set by the Compensation Committee. The 2010 targets and achievement are discussed below under the individual “Elements of Compensation” section of this Proxy Statement.

Adjustment of Awards

The Compensation Committee does not have, and has no current plans to have, a policy concerning retroactive adjustments to any cash or equity based incentive compensation if the payment of such compensation was based on financial performance measures that were subsequently affected by a restatement. However, to date, the Company has had no financial statement restatements that resulted in a reduction of financial performance.

Tax Considerations — Deductibility of Compensation

The Compensation Committee considers the impact of Internal Revenue Code (“IRC”) Sections 409A and 162(m) when determining forms and amounts of compensation. In 2005, the Company adopted a nonqualified deferred compensation plan (“2005 Deferred Compensation Plan” or the “Plan”) intended to permit participants to avoid tax penalties under IRC Section 409A. The 2005 Deferred Compensation Plan was amended in 2009 to comply with final regulations under IRC Section 409A. The 2005 Deferred Compensation Plan is more fully described in the “Deferred Compensation” section of this Proxy Statement. IRC Section 162(m) places a limit on the tax deduction for compensation in excess of $1 million paid to certain executives. The Company does consider the deductibility of compensation when considering compensation for the CEO, and structures his annual cash bonus, as performance-based (with the discretion to decrease the award even if the goal is achieved), so as to retain the potential for a deduction. In addition, the CEO’s employment contract allows the Compensation Committee to defer the payment of compensation that would not be deductible by the Company under IRC Section 162(m) until the CEO’s separation from service. The compensation of the remaining NEOs will not exceed $1 million for 2010, thus compensation for the Company’s NEOs is expected to be deductible.

Elements of Compensation

The core elements of the NEOs’ compensation, which are discussed below, include base salary, benefits, performance-based annual cash incentive awards, long term cash based incentive awards, and long term equity.

Base Salaries

The division between base salaries and cash incentive compensation for both the CEO and the rest of the NEOs is similar to the division between cash incentive compensation and base salaries at many public and private insurers and sureties that compete with the Company for executive talent. The Compensation Committee uses the market data discussed in the “Setting Compensation-Benchmarking” section of this Proxy Statement, as well as the salary history, individual performance, and experience of the individual executive officer, when assessing base salary. The base salaries of the NEOs and other officers are reviewed on an annual basis. During such review in 2010, the Compensation Committee recommended, and the Board approved, an increase in the CEO’s base salary from $470,000 to $500,000 in light of the Company’s multi-year success.

Broadly-Available Benefit Plans During 2010

Our NEOs participate in the same basic benefits package as all other Company employees. This includes a basic benefits package consisting of retirement, medical, dental, vision, paid time off, life insurance and accident insurance plans, and short and long term disability coverage, as well as flexible spending arrangements for health care, dependent care, and transit expenses.

Perquisites

The Company made available to the NEOs in 2010 a modest allotment for reimbursements for club memberships and financial counseling services. Please refer to the “Executive Perquisites” column of the “All Other Compensation Table” in the “Executive Compensation” section of this Proxy Statement.

Annual Cash Bonus

The Company’s Annual Incentive Bonus (“AIB”) Plan (“AIB Plan”) is a broad plan that covers eligible employees, including the NEOs. The AIB Plan delivers short term incentive compensation based on the Company’s achievement of Net Operating Income (“NOI”) against established goals. Under the AIB Plan, the Company establishes a pool of 0% to 150% of goal achievement for NEOs other than the CEO. The CEO makes a recommendation to the Compensation Committee for individual NEO bonus payments which is based primarily on the NOI achievement and then considers overall individual performance. The Compensation Committee may, in its discretion, establish a bonus pool of up to 25% of the target bonus pool that it may use to pay certain employees, including the NEOs, if the threshold goal was not met. The Compensation Committee also reserves discretion to adjust the bonus pool up or down, if results were affected by unusual events that in the Compensation Committee’s determination were beyond management’s control. The Compensation Committee retains the power to exercise negative discretion with respect to each NEO even if the Company achieves an NOI target.

As referenced above, the size of the bonus pool is dependent on achievement of NOI. The NOI goals approved by the Committee for the 2010 AIB Plan are below:

Achievement
NOI Achieved	% of Target
<$65 million	0%
$65 million	50%
$85-$95 million	100%
$115 million	150%

When the Compensation Committee set the target NOI for the AIB Plan, it established a formula for adjusting the NOI in order to recognize the impact of prior year reserve development. For 2010, the Company’s adjusted NOI was $116.8 million. The Committee voted at its February 2, 2011 meeting that the 2010 annual cash bonus pool would be 150% of the target.

Annual Cash Bonuses — NEOs other than the CEO

The Compensation Committee considers both NOI and individual performance when determining the compensation of the NEOs with NOI being the material factor when determining the annual cash bonus. The annual process for evaluating achievement of each NEO’s objectives consists of a performance evaluation by the CEO that is presented to the Compensation Committee for discussion. Although NOI is the material factor when determining annual bonuses for the NEOs, the CEO evaluation includes an analysis of each NEO’s individual performance when determining whether the AIB should be at, above, or below the target bonus award reflected below in the “Executive Annual Incentive” table of this Proxy Statement. Following discussion of the CEO’s evaluation and recommendation, the Compensation Committee approves, rejects, or modifies the CEO’s recommendation. Set forth below for each NEO, other than the CEO, is a summary of the individual performance objectives which were considered, in addition to NOI, by the Compensation Committee when determining AIB.

For John Corcoran, the individual objectives in 2010, all qualitative, were management of the Company’s planning, analysis and financial reporting functions, oversight of the Company’s investment portfolio and investment manager, management of the Company’s capital structure, stewardship of key relationships with banks, rating agencies and regulators, and execution of technology projects specific to Finance. Mr. Welch reported to the Committee that Mr. Corcoran successfully fulfilled all of his individual objectives. Also, under Mr. Corcoran’s leadership our rating agency relationships remain strong and the investment strategy continues to perform well in a weak economy. The Compensation Committee approved Mr. Welch’s bonus recommendation for Mr. Corcoran as reflected below in the “Executive Annual Incentive” table of this Proxy Statement.

For Douglas Hinkle, the individual factors considered for his 2010 performance included adherence to the underwriting expense plan, effective oversight of the underwriting strategy, and marketing of key agents and customers. The underwriting expense goal was $94.2 million and the actual was $93.5 million, excluding additional incentive compensation accruals. Numerical targets were not established for Mr. Hinkle’s other performance factors. The CEO noted that again in 2010 Mr. Hinkle successfully oversaw a sound underwriting strategy and continued to maintain and expand his strong agent and customer relationships. Mr. Hinkle’s oversight of the Company’s underwriting strategy for the several previous years was credited for the Company’s strong NOI in 2010. The Compensation Committee approved Mr. Welch’s bonus recommendation for Mr. Hinkle as reflected below in the “Executive Annual Incentive” table of this Proxy Statement.

For Michael Dougherty, the individual objectives in 2010, all qualitative in nature, included implementing several key IT initiatives, managing the capital expense budget, developing and executing on long term strategies for continued improvement in business operations, and maintaining IT system performance and stability for the Company. Under his leadership, key technology and business process initiatives were successfully implemented. Mr. Dougherty continues to execute on IT and business operation strategies while maintaining a stable IT system for the Company. The Compensation Committee approved Mr. Welch’s bonus recommendation for Mr. Dougherty as reflected below in the “Executive Annual Incentive” table of this Proxy Statement.

For Thomas Pottle, the primary individual objective prior to his termination on November 26, 2010 was management of the Company’s field operations, branch audits, credit analysis function, and implementation of branch technology improvements. As provided by the General Release and Settlement Agreement entered between Mr. Pottle and the Company, Mr. Pottle’s short and long term bonuses would be calculated as all other employee bonuses if the Company exceeded 100% of the performance targets established for 2010. Since the Company exceeded 100% of the performance targets set for 2010 and in recognition of his performance achievements during 2010, the Compensation Committee approved Mr. Welch’s bonus recommendation for Mr. Pottle as reflected below in the “Executive Annual Incentive” table of this Proxy Statement.

For Rosemary Quinn, the primary objectives in 2010 were all qualitative in nature. The primary responsibilities were facilitation of and communication with the Board of Directors, providing high-level legal expertise for large contract and commercial bonds, consulting with claims management regarding legal issues that impact the industry as well as claim handling, serving as legal advisor for all non-claim and litigation matters, managing the Company’s public affairs division, and overseeing the Company’s compliance practices based on state and federal requirements. Ms. Quinn was successful in following through on all objectives and the Compensation Committee approved Mr. Welch’s bonus recommendation as reflected below in the “Executive Annual Incentive” table of this Proxy Statement.

Annual Cash Bonus — CEO

The Compensation Committee believes that it is appropriate that the CEO’s incentive compensation, including the annual target bonus and maximum annual bonus potential, be larger than the other NEOs. Mr. Welch’s annual bonus parameters are determined by his employment contract and by the yearly NOI goal set by the Compensation Committee. As provided in his employment contract, Mr. Welch has a target of 100% of his base salary of $500,000. At its February 3, 2010 meeting, the Compensation Committee established a maximum for Mr. Welch’s annual bonus of 2.25% of the Company’s actual NOI for the 2010 performance year. However, the Compensation Committee retained discretion to reduce the amount of his annual bonus based upon its evaluation of his performance. After evaluating his 2010 performance at its February 2, 2011 meeting, the Compensation Committee voted to pay Mr. Welch an annual cash bonus of $1,000,000, or 200% of his base salary, which is the maximum target, based primarily on the Company’s 2010 adjusted NOI of $116.8 million. Although the material factor used by the Compensation Committee when determining Mr. Welch’s AIB is NOI, it also considers several qualitative factors which include: strategic direction and leadership; talent management; drive for results; and development of relationships with customers, regulators, analysts, the Board, and the Company’s shareholders. The Compensation Committee concluded that he consistently fulfilled all of these qualitative factors since becoming the Company’s CEO in 2003 which has resulted in the Company’s financial strength today. In recognition of the NOI achievement far in excess of the 2010 goal, the Compensation Committee recommended, and the Board approved, the bonus award reflected in the table below.

The 2010 annual cash bonus targets and awards for each NEO, including the CEO, were:

	Executive Annual Incentive Bonus
			Actual
	Target		Award as a
	Payout as a	Target Award	% of	Actual Award
	% of Salary	(Dollar Value)	Salary	(Dollar Value)
John F. Welch	100%	$500,000	200%	$1,000,000
John F. Corcoran	40%	$108,000	60%	$162,000
Douglas W. Hinkle	40%	$108,000	64%	$172,800
Michael A. Dougherty	40%	$92,400	56%	$129,360
Thomas A. Pottle	40%	$86,994	56%	$121,792
Rosemary Quinn	40%	$86,520	56%	$121,128

Long Term Incentives

Long Term Cash Incentive

The Company’s Long Term Incentive (“LTI”) Plan (“LTI Plan”) motivates executives to meet the Company’s long term performance objectives as well as promotes executive continuity. Each year the Compensation Committee approves an annual Return on Equity (“ROE”) target. ROE, for the purposes of the LTI Plan, is operating return on equity based upon the equity at the beginning of the calendar year adjusted to exclude effects of any unrealized gains and losses. The Compensation Committee does not use individual performance measures for LTI bonuses under the LTI Plan. All NEOs have a target LTI bonus of 20% of their base salary, except Mr. Welch who has a target LTI bonus of 50% of his base salary based on his employment agreement. As with all variable compensation, the Compensation Committee believes that the CEO has the ultimate responsibility for the Company’s results and believes a greater amount of his compensation should be variable and dependent upon the Company’s financial results.

If the LTI Plan goals for a performance year are achieved, one third of the payment attributable to that LTI Plan calendar year will be paid out each year for the following three years beginning with the first payment made in March of the year immediately following the LTI Plan year in which the goal was achieved. Each March, any LTI payment potentially consists of portions of awards from three LTI Plan years. Thus, the LTI payments made on March 11, 2011 represented payments for performance in three years: 2008, 2009, and 2010 (1/3 of the award for each year). The NEO must be actively employed on the payment date to receive any LTI payment for the calendar year. Pursuant to the terms of his employment agreement, if Mr. Welch’s employment is terminated by the Company without cause or if he terminates his employment for good reason, he will be entitled to an LTI payment for the calendar year in which his employment is terminated based on actual performance and prorated for the period of service through his termination date.

At its February 3, 2010 meeting, the Compensation Committee set the following ROE targets for 2010:

% of Target
ROE Achieved	LTI Payable
<6.8%	0%
6.8% (threshold)	25%
8.8% - 9.8% (target)	100%
12.9% + (maximum)	200%

The Compensation Committee reserves the discretion to adjust LTI payments based on events beyond the NEO’s control. In addition, when the Compensation Committee set the ROE target, it established a formula for adjusting the ROE in order to recognize the impact of prior year reserve development. The Company’s adjusted ROE for 2010 was 13.1%. Accordingly, the NEOs were eligible for an LTI payment of 200% of target for the 2010 performance year.

Long Term Incentive-Equity

Equity-based long term incentive awards serve to align the interests of executives with those of the Company’s shareholders because both shareholders and executives benefit from any appreciation in the Company’s stock price. The Compensation Committee grants equity as part of total compensation to executive officers, officers, and certain other employees. As a general practice, each year the Compensation Committee has granted the NEOs, with the exception of the CEO, stock options equal to approximately 20% of their base salaries based on a Black-Scholes valuation. Pursuant to his employment contract, the Compensation Committee has granted the CEO stock options equal to approximately 50% of his annual base salary based on a Black-Scholes valuation.

The Compensation Committee approves all equity grants pursuant to the LTI Plan. The Compensation Committee decides and approves equity grants at its first regularly scheduled meeting of each year in order to coincide with the awards of other variable compensation. In 2010, NEO’s received stock options as outlined in the 2010 Grants of Plan-Based Awards Table.

During 2010, the Compensation Committee solicited the advice of an outside consultant, Towers Watson Pennsylvania Inc. (“Towers Watson”), to review the Company’s LTI Plan since it had been several years since it was subject to an external review. Towers Watson offered recommendations for adjusting the LTI Plan based on current best practices and alignment with Company goals. The only change implemented by the Committee for 2011 following such review was the use of restricted stock as a replacement for stock options.

The Compensation Committee’s policy is to make no grants of equity during the year other than those made at its first regularly scheduled meeting of the year, except for grants to certain newly-hired senior executives. In the event the Compensation Committee determines that a newly-hired senior executive should be awarded grants, the Compensation Committee’s intention is to grant any such shares at the Compensation Committee’s first regularly scheduled meeting after commencement of such executive’s employment. Such shares will be priced at the closing price of the Company’s stock on the day of the grant.

Stock Ownership Requirements

The Company does not have formal share ownership guidelines or requirements for any executive, employee, or director.

CNA Surety Corporation 401(k) Plan

The CNA Surety Corporation 401(k) plan is a funded, tax-qualified retirement savings plan. Participating employees may contribute up to 75% of base salary on a before-tax basis into the plan, subject to a maximum of $16,500 in 2010 ($22,000 for employees over age 50). In addition, the Company matches an amount equal to one dollar for each dollar contributed by participating employees on the first 3% of their eligible compensation and fifty cents for each additional dollar contributed on the next 3% of their eligible compensation. Eligible compensation (base salary) does not include bonuses or other contingent compensation. In addition, eligible compensation for 2010 was capped at $245,000.

The Company also makes contributions to the 401(k) plan called the “Basic Contribution” for all employees, including the NEOs, equal to 3% of eligible compensation (5% for employees over age 45).

In addition, the Compensation Committee annually establishes Company-wide performance targets which, if met, result in an additional Company contribution called the “Performance Contribution.” This Performance Contribution is made to employee 401(k) accounts of each eligible participant and may range from 0% to 2% of the participant’s eligible compensation. The payment is based on Combined Ratio achievement against established goals. For the definition of Combined Ratio, please see “Results of Operations” in Item 7., Management’s Discussion and Analysis of Financial Condition and Results of Operations, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The NEOs, including the CEO, fall under the same conditions of payout as all other Company employees. The Combined Ratio target for a 2% payout in 2010 was 83.00% or better. Since the Company’s 2010 Combined Ratio was better than 83.00%, the Compensation Committee, at its February 2, 2011 meeting, approved a Performance Contribution equal to 2% of salary to participants’ accounts. Set forth below are the Performance Contribution targets that were established by the Compensation Committee for 2010:

Combined Ratio	% Achievement
83.00% or better	2.00%
83.01 – 85.00%	1.75%
85.01 – 87.00%	1.50%
87.01 – 89.00%	1.25%
89.01 – 91.00%	1.00%
91.01% or higher	0.00%

Deferred Compensation

The NEOs and certain other officers may participate in the Company’s 2005 Deferred Compensation Plan. Refer to the “Tax Considerations-Deductibility of Compensation” section of this Proxy Statement for additional information concerning this Plan. The Plan allows eligible officers to defer receiving up to 20% of their compensation. The amount that the Company may contribute to the NEOs’ 401(k) accounts for the matching funds, Basic Contribution, and the Performance Contribution is limited by federal legislation. The 2005 Deferred Compensation Plan also allows participants to receive nonqualified Company contributions to their deferred compensation accounts in amounts equal to the difference between the amounts of these Company contributions that actually were allocated to the participant’s 401(k) plan account and the amounts that the participant would have received in the absence of legislation limiting such additions to the participant’s 401(k) plan account. Participation in the Plan is not automatic. The Compensation Committee must affirmatively vote that an executive be allowed to participate in the Plan and the executive must execute a deferral agreement prior to participating in the Plan. Once the executive executes a deferral agreement, the executive may not change or cease participation in the Plan or change the deferral amounts during the Plan year. Each December, Plan participants may change the amount deferred or cease participation in the Plan for the following year.

All funds in the Plan are general assets of the Company. However, the Company has funded grantor trusts established to make payments under the Plan. The assets of these trusts are available to the Company’s general creditors. These trusts invest in the same mutual funds as are available through the 401(k) plan as chosen by the executives and consequently the returns are not considered “above market” returns. Participants in the Plan will receive the funds in their deferred compensation account six months after their termination of employment from the Company.

Change-In-Control and Termination Benefits that would have been Payable as of December 31, 2010

The compensation and benefit plans provided to our employees and executive officers do not provide for any benefit in the event of a change-in-control. However, under the CNA Surety Corporation’s 2006 Long Term Equity Compensation Plan, the Compensation Committee has the discretion to amend the terms of a stock option award in the event of a change-in-control.

The Company did have, as of December 31, 2010, liability for severance benefits to those executive officers listed below pursuant to contracts entered with such executives:

	Change-in-	Termination
Executive	Control Benefit	Benefit
John F. Welch, CEO(a)	None	$2,944,500
John F. Corcoran, CFO(b)	None	$270,000

(a)	See discussion below in “Employment Agreements” section of this Proxy Statement.
(b)	See discussion below in “Retention and Severance Agreements” section of this Proxy Statement.

Employment Agreement

The termination benefit shown above for Mr. Welch reflects the maximum termination benefit payable at December 31, 2010 under his employment agreement. As provided under his employment agreement, the above termination payment is comprised of severance and earned but unpaid AIB and LTI payments as of December 31, 2010. Under the terms of an employment agreement, approved by the Compensation Committee, Mr. Welch is entitled to a severance benefit if his employment is terminated by the Company without cause or by Mr. Welch for good reason contingent upon Mr. Welch’s execution of a general release and his continuing compliance with the non-competition, non-solicitation, and confidentiality provisions of the agreement. In such event, the severance benefit Mr. Welch will receive includes: any unpaid base salary prorated to the termination date and earned but unpaid bonuses from the previous year; plus his base salary and the target AIB and the target LTI payments prorated through the end of the contract term which is December 31, 2011, but in no event less than twelve months. These severance payments would be paid in equal monthly installments. In addition, after the Compensation Committee’s review of actual performance results for the year in which the termination occurs, Mr. Welch is eligible to receive a prorated AIB and prorated LTI payment based on actual performance for the year in which Mr. Welch’s employment is terminated. These payments would be made at the same time that AIB and LTI payments are made to active employees. Mr. Welch also would be eligible to continue to participate in the Company’s health benefit plan for the period of severance running concurrently with any benefit eligibility under COBRA. This agreement also provides that if the Company fails to extend Mr. Welch’s employment agreement, then Mr. Welch’s employment will terminate on April 12, 2012 and he would receive severance benefits consisting of (i) payment of one year of Mr. Welch’s then annual base salary, one year target AIB, and target LTI award payable in twelve monthly installments; (ii) continuation in the Company’s health benefit plan for the period of severance running concurrently with any benefit eligibility under COBRA; and (iii) prorated AIB and LTI payments (based on actual performance) for the year in which his employment is terminated, payable when AIB and LTI payments are made to active employees. To the extent that any portion of Mr. Welch’s severance benefit constitutes deferred compensation for purposes of IRC Section 409A, the payment of such portion of his severance benefit will be delayed until six months after his separation from service.

Retention and Severance Agreements

The Company entered into a retention bonus agreement with Mr. Hinkle on April 1, 2010, with Compensation Committee approval that provides for a retention bonus of $250,000, paid out over four installments, to induce Mr. Hinkle to remain employed with the Company through April 15, 2014. As provided by the agreement, the Company paid Mr. Hinkle the first installment of the bonus in the amount of $50,000 on April 15, 2010. The Company will pay Mr. Hinkle the second and third installments of the bonus of $50,000 in April 2011 and 2012 and the final installment of $100,000 in April 2013. If Mr. Hinkle terminates his employment with the Company, Mr. Hinkle must repay any bonus payments paid to him within twelve months prior to his termination. The agreement also contains certain non-competition and non-solicitation provisions.

The Company extended the existing severance agreement entered into with Mr. Corcoran, with the approval of the Compensation Committee. This agreement provides that in the event the Company terminates Mr. Corcoran’s employment prior to April 1, 2013, other than for cause, death or disability, Mr. Corcoran will receive a lump-sum severance payment equal to one year of his base salary. In addition, he will be eligible to continue in the Company’s group health plan for a period of one year from the date of termination running concurrently with any benefit eligibility under COBRA.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee met seven times in 2010. In 2010, the Company’s Compensation Committee was comprised of Robert A. Tinstman (Chairman), Philip H. Britt, and Anthony S. Cleberg, all of whom are independent directors and none of whom had any relationship requiring disclosure by the Company under the “Certain Relationships and Related Transactions” section of this Proxy Statement. The Board adopted a Compensation Committee Charter which governs the Compensation Committee and is available on the Company website at www.cnasurety.com and will be provided to any shareholder upon request by contacting Adrianne T. Baker, representative of the Company, at 333 S. Wabash Ave., 41st Floor, Chicago, Illinois 60604, (312) 822-4971.

COMPENSATION COMMITTEE REPORT

The Committee reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS
Robert A. Tinstman
Philip H. Britt
Anthony S. Cleberg

EXECUTIVE COMPENSATION

The following tables show information with respect to the annual compensation (including stock option awards) for services rendered to the Company for the years ended December 31, 2010, December 31, 2009, and December 31, 2008 by the Chief Executive Officer, the Chief Financial Officer, and other NEOs as of December 31, 2010.

2010 Summary Compensation Table

							Change
							in Pension
							Value
							and
							Nonqualified
					Stock	Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary(a)	Bonus(b)	Awards	Awards(c)	Compensation(d)	Earnings	Compensation(e)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	$
John F. Welch	2010	$493,077	$—	$—	$190,675	$1,500,000	$—	$151,414	$2,335,165
President and Chief	2009	$470,000	$—	$—	$184,370	$1,410,000	$—	$146,437	$2,210,807
Executive Officer	2008	$435,000	$—	$—	$152,312	$1,261,500	$—	$119,791	$1,968,603
John F. Corcoran	2010	$270,000	$—	$—	$43,500	$270,000	$—	$52,573	$636,073
Chief Financial Officer	2009	$275,000	$—	$—	$39,380	$270,000	$—	$43,664	$628,044
	2008	$250,000	$—	$—	$34,760	$240,000	$—	$35,332	$560,091
Douglas W. Hinkle	2010	$265,384	$50,000	$—	$40,600	$280,800	$—	$53,223	$690,007
Chief Underwriting Officer	2009	$259,615	$100,000	$—	$39,380	$260,000	$—	$55,670	$714,665
	2008	$250,000	$50,000	$—	$34,760	$250,000	$—	$45,857	$630,617
Michael A. Dougherty	2010	$231,000	$—	$—	$37,700	$221,760	$—	$45,243	$535,703
Senior Vice President	2009	$239,884	$—	$—	$35,800	$221,760	$—	$44,834	$542,278
	2008	$228,038	$—	$—	$30,968	$207,900	$—	$40,389	$507,296
Thomas A. Pottle(f)	2010	$200,755	$—	$—	$35,525	$208,786	$—	$246,510	$691,576
Senior Vice President	2009	$224,144	$—	$—	$33,115	$208,786	$—	$39,558	$505,603
	2008	$211,150	$—	$—	$29,704	$199,326	$—	$34,408	$474,588
Rosemary Quinn(g)	2010	$213,923	$—	$—	$33,350	$207,648	$—	$39,536	$494,457
Senior Vice President

(a)	Due to the timing of pay periods during the 2009 calendar year, the 2009 salary pay schedule included more pay periods than calendar year 2010.

(b)	Amounts indicated for Mr. Hinkle reflect payments made under a retention agreement. For a more detailed discussion, please see “Retention and Severance Agreements” section of this Proxy Statement.

(c)	This column reflects the aggregate grant date fair value of the stock option awards computed in accordance with Accounting Standards Codification 718. For a more detailed discussion of the assumptions used in valuing the Company’s stock option awards, please see Note 11 “Stockholder’s Equity” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

(d)	The amounts reported in this column represent awards under the AIB and LTI Plans for performance in 2008, 2009, and 2010. For more information, please see the discussion under “Annual Cash Bonus” and “Long Term Cash Incentive” sections of the “Compensation Discussion and Analysis” in this Proxy Statement.

For John F. Welch — 2010 Non-Equity Incentive Plan Compensation includes: an AIB cash payment of $1,000,000 and an LTI cash award of $500,000. Subject to LTI Plan guidelines, the LTI amount will be paid out over three installments starting with the March 11, 2011 payment. The actual amount paid to Mr. Welch on March 11, 2011 for LTI was $453,833, which is comprised of 1/3 payments for performance years 2008, 2009, and 2010.

For John F. Corcoran — 2010 Non-Equity Incentive Plan Compensation includes: an AIB cash payment of $162,000 and an LTI cash award of $108,000. Subject to LTI Plan guidelines, the LTI amount will be paid out over three installments starting with the March 11, 2011 payment. The actual amount paid to Mr. Corcoran on March 11, 2011 for LTI was $102,000, which is comprised of 1/3 payments for performance years 2008, 2009, and 2010.

For Douglas W. Hinkle — 2010 Non-Equity Incentive Plan Compensation includes: an AIB cash payment of $172,800 and an LTI cash award of $108,000. Subject to LTI Plan guidelines, the LTI amount will be paid out over three installments starting with the March 11, 2011 payment. The actual amount paid to Mr. Hinkle on March 11, 2011 for LTI was $99,333, which is comprised of 1/3 payments for performance years 2008, 2009, and 2010.

For Michael A. Dougherty — 2010 Non-Equity Incentive Plan Compensation includes: an AIB cash payment of $129,360 and an LTI cash award of $92,400. Subject to LTI Plan guidelines, the LTI amount will be paid out over three installments starting with the March 11, 2011 payment. The actual amount paid to Mr. Dougherty on March 11, 2011 for LTI was $89,320, which is comprised of 1/3 payments for performance years 2008, 2009, and 2010.

For Thomas A. Pottle — 2010 Non-Equity Incentive Plan Compensation includes: an AIB cash payment of $121,792 and an LTI cash award of $86,994. As provided by the General Release and Settlement Agreement entered between Mr. Pottle and the Company in 2010, the actual amount of LTI paid to Mr. Pottle on March 11, 2011 was $170,332 which represents all earned and unpaid LTI for performance years 2008, 2009, and 2010.

For Rosemary Quinn — 2010 Non-Equity Incentive Plan Compensation includes: an AIB cash payment of $121,128 and an LTI cash award of $86,520. Subject to LTI Plan guidelines, the LTI amount will be paid out over three installments starting with the March 11, 2011 payment. The actual amount paid to Ms. Quinn on March 11, 2011 for LTI was $74,307, which is comprised of 1/3 payments for performance years 2008, 2009, and 2010

(e)	Please refer to the All Other Compensation Table below for additional information.

(f)	Mr. Pottle’s employment terminated on November 26, 2010. The All Other Compensation Table for Mr. Pottle includes a payment of $217,500 made pursuant to the terms of the General Release and Settlement Agreement he entered into with the Company in 2010.

(g)	Ms. Quinn became an NEO on November 26, 2010.

The following table describes each component of the All Other Compensation column in the Summary Compensation Table for the year ended December 31, 2010.

All Other Compensation Table

			Deferred
	Executive	401(k) Plan	Compensation
Name	Perquisites	Contributions	Contributions	Life Insurance	Severance	Total
John F. Welch	$2,905	$28,175	$119,506	$828	$—	$151,414
John F. Corcoran	$4,000	$27,757	$20,419	$396	$—	$52,573
Douglas W. Hinkle	$1,292	$27,050	$23,769	$1,111	$—	$53,223
Michael A. Dougherty	$4,000	$26,945	$13,798	$499	$—	$45,243
Thomas A. Pottle	$—	$21,284	$7,298	$428	$217,500	$246,510
Rosemary Quinn	$3,455	$26,150	$9,083	$849	$—	$39,536

2010 Grants of Plan-Based Awards Table

					All Other	All Other		Grant
					Stock	Option		Date Fair
					Awards:	Awards:	Exercise or	Value of
					Number of	Number of	Base Price	Stock
		Estimated Future Payout Under			Shares of	Securities	of Option	Options
		Non-Equity Incentive Plan Awards			Stock or	Underlying	Awards	and
	Grant	Threshold	Target	Maximum	Units	Options	($ per	Awards
Name	Date	($)	($)	($)	(#)	(#)	share)(a)	($)
John F. Welch	2/5/2010				—	26,300	$14.32	$190,675
	AIB	$250,000	$500,000	$1,000,000
	LTI	$62,500	$250,000	$500,000
John F. Corcoran	2/5/2010				—	6,000	$14.32	$43,500
	AIB	$54,000	$108,000	$216,000
	LTI	$13,500	$54,000	$108,000
Douglas W. Hinkle	2/5/2010				—	5,600	$14.32	$40,600
	AIB	$54,000	$108,000	$216,000
	LTI	$13,500	$54,000	$108,000
Michael A. Dougherty	2/5/2010				—	5,200	$14.32	$37,700
	AIB	$46,200	$92,400	$184,800
	LTI	$11,550	$46,200	$92,400
Thomas A. Pottle(b)					—	4,900	$14.32	$35,525

Rosemary Quinn	2/5/2010				—	4,600	$14.32	$33,350
	AIB	$43,260	$86,520	$173,040
	LTI	$10,815	$43,260	$86,520

(a)	The exercise price shown is the closing price of the Company’s Common Stock on February 5, 2010 as reported by the Exchange.

(b)	The Company paid Mr. Pottle all earned and unpaid compensation on March 11, 2011 pursuant to the terms of the General Release and Settlement Agreement entered between Mr. Pottle and the Company in 2010. Accordingly, there is no estimated future payout listed for Mr. Pottle.

Outstanding Equity Awards at Fiscal Year-End Table

The equity awards of the NEOs outstanding at December 31, 2010 are shown in the table below:

				Option						Stock Awards
				Awards					Stock Awards	Equity
				Equity					Equity	Incentive
				Incentive					Incentive	Plan Awards:
				Plan			Stock	Stock Awards	Plan Awards:	Market or
		Option	Option	Awards:			Awards	Market	Number of	Payout Value
		Awards	Awards	Number of			Number of	Value of	Unearned	of Unearned
		Number of	Number of	Securities			Shares or	Shares or	Shares, Units,	Shares, Units,
		Securities	Securities	Underlying			Units of	Units of	or Other	or Other
		Underlying	Underlying	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
		Unexercised	Unexercised	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Date of	Options (#)	Options (#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Grant	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
John F. Welch	06/30/2003	50,000	—	—	$9.85	06/30/2013	—	$—	—	$—
	11/11/2003	18,600	—	—	$9.42	11/11/2013	—	$—	—	$—
	11/09/2004	29,700	—	—	$12.06	11/09/2014	—	$—	—	$—
	10/25/2005	26,500	—	—	$13.07	10/25/2015	—	$—	—	$—
	02/13/2007	14,025	4,675	—	$20.70	02/13/2017	—	$—	—	$—
	02/08/2008	12,050	12,050	—	$16.35	02/08/2018	—	$—	—	$—
	02/06/2009	5,150	15,450	—	$18.85	02/06/2019	—	$—	—	$—
	02/05/2010	—	26,300	—	$14.32	02/05/2020	—	$—	—	$—
John F. Corcoran	11/11/2003	12,100	—	—	$9.42	11/11/2013	—	$—	—	$—
	11/09/2004	6,700	—	—	$12.06	11/09/2014	—	$—	—	$—
	10/25/2005	6,000	—	—	$13.07	10/25/2015	—	$—	—	$—
	02/13/2007	3,225	1,075	—	$20.70	02/13/2017	—	$—	—	$—
	02/08/2008	2,750	2,750	—	$16.35	02/08/2018	—	$—	—	$—
	02/06/2009	1,100	3,300	—	$18.85	02/06/2019	—	$—	—	$—
	02/05/2010	—	6,000	—	$14.32	02/05/2020	—	$—	—	$—
Douglas W. Hinkle	08/11/2004	2,500	—	—	$10.58	08/11/2014	—	$—	—	$—
	11/09/2004	5,600	—	—	$12.06	11/09/2014	—	$—	—	$—
	10/25/2005	6,000	—	—	$13.07	10/25/2015	—	$—	—	$—
	02/13/2007	2,925	975	—	$20.70	02/13/2017	—	$—	—	$—
	02/08/2008	2,750	2,750	—	$16.35	02/08/2018	—	$—	—	$—
	02/06/2009	1,100	3,300	—	$18.85	02/06/2019	—	$—	—	$—
	02/05/2010	—	5,600	—	$14.32	02/05/2020	—	$—	—	$—
Michael A. Dougherty	11/19/2002	1,950	—	—	$9.35	11/19/2012	—	$—	—	$—
	11/11/2003	3,850	—	—	$9.42	11/11/2013	—	$—	—	$—
	11/09/2004	4,650	—	—	$12.06	11/09/2014	—	$—	—	$—
	10/25/2005	5,500	—	—	$13.07	10/25/2015	—	$—	—	$—
	02/13/2007	2,700	900	—	$20.70	02/13/2017	—	$—	—	$—
	02/08/2008	2,450	2,450	—	$16.35	02/08/2018	—	$—	—	$—
	02/06/2009	1,000	3,000	—	$18.85	02/06/2019	—	$—	—	$—
	02/05/2010	—	5,200	—	$14.32	02/05/2020	—	$—	—	$—
Thomas A. Pottle	02/13/2007	2,625	—	—	$20.70	02/13/2017	—	$—	—	$—
	02/06/2009	925	—	—	$18.85	02/06/2019	—	$—	—	$—
Rosemary Quinn	02/13/2007	1,875	625	—	$20.70	02/13/2017	—	$—	—	$—
	02/08/2008	1,340	1,340	—	$16.35	02/08/2018	—	$—	—	$—
	02/06/2009	875	2,625	—	$18.85	02/06/2019	—	$—	—	$—
	02/05/2010	—	4,600	—	$14.32	02/05/2020	—	$—	—	$—

For each grant, 25% of the shares vest annually one year from the grant date, and then an additional 25% vests annually for the next three years. For example, for the February 6, 2009 grant date, 25% of the shares granted vested on February 6, 2010, 25% of the shares vested on February 6, 2011, 25% of the shares will vest on February 6, 2012, and the remaining 25% of the shares will vest on February 6, 2013. Stock options are governed by the CNA Surety Corporation 2006 Long Term Equity Compensation Plan which does not have an express change-in-control provision. In the event of a change-in-control, any changes to stock options would be decided by and administered by the Compensation Committee.

The following table provides additional information about the value realized by the NEOs on stock option exercises and stock awards vesting during the year ended December 31, 2010.

Option Exercises and Stock Vesting Table

	Option Awards:	Option	Stock Awards:	Stock Awards:
	Number of	Awards: Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
	on Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($)
John F. Welch	—	$—	—	$—
John F. Corcoran	—	$—	—	$—
Douglas W. Hinkle	—	$—	—	$—
Michael A. Dougherty	—	$—	—	$—
Thomas A. Pottle	35,550	$360,598	—	$—
Rosemary Quinn	—	$—	—	$—

The value realized by a NEO upon the exercise of an option is determined by multiplying the number of options exercised by the difference between the fair market value on the date of exercise and the exercise price.

The following table provides information on contributions, earnings, and account balances for the NEOs in the Company’s 2005 Deferred Compensation Plan and the 2000 Deferred Compensation Plan as of December 31, 2010.

Non-Qualified Deferred Compensation

The 2005 Deferred Compensation Plan was adopted to replace the Company’s 2000 Deferred Compensation Plan which after December 31, 2004 no longer accepted contributions. Accordingly, the 2000 Deferred Compensation Plan shown in the below chart only shows Earnings and Aggregate Year End Balances for Fiscal Year End 2010 (“FYE 2010”).

	Executive		Aggregate
	Contributions	Registrant	Earnings in	Aggregate	Aggregate
	in Last	Contributions in	Last Fiscal	Withdrawals/	Balance at Last
	Fiscal Year	Last Fiscal Year	Year	Distributions	Fiscal Year End
Name	($)	($)(a)	($)	($)	($)
John F. Welch
2005 Deferred Compensation Plan	$29,585	$119,506	$11,378	$—	$567,720
2000 Deferred Compensation Plan	$—	$—	$1,520	$—	$49,383
John F. Corcoran
2005 Deferred Compensation Plan	$27,000	$20,419	$13,834	$—	$228,157
2000 Deferred Compensation Plan	$—	$—	$3,274	$—	$23,087
Douglas W. Hinkle
2005 Deferred Compensation Plan	$26,538	$23,769	$6,172	$—	$182,506
2000 Deferred Compensation Plan	$—	$—	$—	$—	$—
Michael A. Dougherty
2005 Deferred Compensation Plan	$13,860	$13,798	$14,323	$—	$149,880
2000 Deferred Compensation Plan	$—	$—	$31,362	$—	$317,953
Thomas A. Pottle
2005 Deferred Compensation Plan	$—	$7,298	$4,195	$—	$43,405
2000 Deferred Compensation Plan	$—	$—	$6,820	$105,091	$—
Rosemary Quinn
2005 Deferred Compensation Plan	$—	$9,083	$943	$—	$7,754
2000 Deferred Compensation Plan	$—	$—	$—	$—	$—

(a) For the 2005 Deferred Compensation Plan, this column includes the Company’s Deferred Compensation Basic, Matching, and Discretionary Contributions to the NEOs for FYE 2010. Additionally, the 2005 Deferred Compensation Plan amounts are a component of the values listed in the “All Other Compensation Table” of the Summary Compensation Table of this Proxy Statement attributable to annual Company contributions to defined contribution plans. For a more detailed discussion of the 2005 Deferred Compensation Plan, refer to the “Deferred Compensation” section of the “Compensation Discussion and Analysis” section of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The following table contains certain information as of February 8, 2011 (unless otherwise noted) as to all entities which, to the Company’s knowledge, were the beneficial owners of 5% or more of the outstanding shares of the Company’s Common Stock. Information in the table is based upon reports filed with the SEC pursuant to Section 13(d) and 16(a) under the Securities Exchange Act of 1934 (the “Exchange Act”) and other written representations received by the Company with respect to entities named in the tables. Beneficial ownership is defined for this purpose as the sole or shared power to vote or to direct the disposition of the Common Stock. Unless otherwise noted, the persons in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them:

	Amount	Percent of
Name and Address of Beneficial Owner	Beneficially Owned(a)	Class
Continental Casualty Company and Affiliates	27,425,147	61.29%
333 S. Wabash Ave. Chicago, Illinois 60604

Dimensional Fund Advisors LP(b)	3,107,406	6.94%
Palisades West, Building One Bee Cave Rd. Austin, Texas 78746

(a)	The number of shares of the Company’s Common Stock indicated as beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(b)	The ownership information for Dimensional Fund Advisors LP is as of December 31, 2010.

MANAGEMENT AND DIRECTORS

The following table shows certain information, at February 28, 2011, as to the shares of the Company’s Common Stock beneficially owned by each director and nominee, each NEO named in the Summary Compensation Table, and all of the Company’s executive officers and directors as a group, based on information furnished by them.

			Shares
			Upon
	Shares of	Deferred	Exercise of
	Common	Stock	Stock		Percent of
Name of Beneficial Owner	Stock(a)	Units(b)	Options(c)	Total	Class
Philip H. Britt	3,097	9,919	—	13,016	*
Anthony S. Cleberg	3,291	—	—	3,291	*
John F. Corcoran	—	—	36,925	36,925	*
Michael A. Dougherty	6,900	—	26,525	33,425	*
David B. Edelson(d)	3,200	—	—	3,200	*
Douglas W. Hinkle	—	—	25,725	25,725	*
D. Craig Mense(e)	—	—	—	—	*
Thomas A. Pottle	500	—	2,625	3,125	*
Rosemary Quinn	—		7,410	7,410	*
Robert A. Tinstman	—	—	—	—	*
John F. Welch	—	—	178,450	178,450	*
Peter W. Wilson(f)	—	—	—	—	*
All directors and executive officers as a group	16,988	9,919	277,660	304,567	*

*	Less than 1%

(a)	Except as otherwise indicated, the persons listed as beneficial owners of shares have sole voting and investment power with respect to those shares.

(b)	In January 1998, the Company established the CNA Surety Corporation Non-Employee Directors’ Deferred Compensation Plan. Under this plan, each director who was not a full-time employee of the Company or any of its affiliates could defer all or a portion of the annual retainer fee that would otherwise have been paid to such director. The deferral amount was deemed vested in Common Stock Units equal to the deferred fees divided by the fair market value of the Company’s Common Stock as of each quarterly meeting. The Compensation Committee voted to eliminate the Non-Employee Director Compensation Plan effective January 1, 2005.

(c)	Represents beneficial ownership of shares that may be acquired by the exercise of stock options, which are currently exercisable as of the date of this table.

(d)	Although not reflected in the above table, Mr. Edelson currently has 157,496 Stock Appreciation Rights (“SARs”) and 45,000 stock options exercisable for Loews. Mr. Edelson currently owns 2,000 shares of CNAF stock.

(e)	Although not reflected in the above table, Mr. Mense currently has 50,000 stock options and 87,500 SARs exercisable for CNAF stock. Mr. Mense currently owns 17,054 shares of CNAF stock.

(f)	Although not reflected in the above table, Mr. Wilson currently has 30,000 stock options and 65,000 SARs exercisable for CNAF stock.

Equity Compensation Plan Information

	Number Securities
	to be Issued	Weighted-Average	Number of Securities
	Upon Exercise of	Exercise Price of	Remaining Available for
	Outstanding Options,	Outstanding Options,	Future Issuance Under
Plan Category	Warrants and Rights	Warrants and Rights	Equity Compensation Plans
Equity compensation plans approved by security holders	1,093,181	$15.67	2,009,296

Total	1,093,181	$15.67	2,009,296

In 2006, the shareholders of the Company approved the CNA Surety Corporation 2006 Long Term Equity Compensation Plan (“2006 Plan”). The 2006 Plan included 3,000,000 total shares comprised of: 2,453,598 newly authorized shares and 546,402 carryover shares which were previously available for grant under the CNA Surety Corporation 1997 Long Term Equity Compensation Plan (“1997 Plan”). The 1,093,181 shares listed above have been granted and are available for exercise, subject to vesting rules, under the both the 2006 Plan and the 1997 Plan. A total of 281,260 stock options were granted in 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CNAF Proposal

In October 2010, the Company received an unsolicited proposal from CNAF to acquire all of the outstanding shares of common stock that are not currently owned by subsidiaries of CNAF at a purchase price of $22.00 per share in cash (the “CNAF Proposal”). The Company’s Board of Directors appointed a special committee (the “Special Committee”), comprised solely of the Company’s three independent directors, to review and evaluate the CNAF Proposal. The Special Committee retained both legal and financial advisors to assist in their consideration of the CNAF Proposal. On February 4, 2011, the Special Committee announced that it does not support the terms of the proposal and advised CNAF that it is open to alternate proposals.

Related Party Transactions

It is our policy that any transaction involving the Company or any of its subsidiaries in which any of our directors, executive officers, or principal shareholders had or will have a direct or indirect material interest be submitted to our Audit Committee for its consideration. In each case, such consideration and discussion is without the participation of any Audit Committee member who may be involved in the transaction. The Audit Committee, which consists entirely of Independent Directors, considers all relevant facts in order to determine whether the transaction is fair and reasonable to us and our shareholders, including our minority shareholders. Although there is no written statement of the review procedure, the Audit Committee’s review, approval, or ratification of such related party transactions is reflected in the meeting records of the Audit Committee. The last such review took place on February 2, 2011.

Related Party Reinsurance

The Surety Quota Share Treaty (the “Quota Share Treaty”), the Services and Indemnity Agreement, the Aggregate Stop Loss Reinsurance Contract (the “Stop Loss Contract”), and the Surety Excess of Loss Reinsurance Contract (the “Excess of Loss Contract”) discussed below were originally entered on September 30, 1997 (the “Merger Date”). Although the contracts entered into on the Merger Date have expired, some have been renewed on different terms as discussed below.

Through the Quota Share Treaty, surety business, other than Canadian business, written or renewed by Continental Casualty Company (“CCC”) and Continental Insurance Company (“CIC”) (CCC and CIC are subsidiaries of CNAF) after the Merger Date is transferred to the Company’s subsidiary, Western Surety Company (“Western Surety”). The Quota Share Treaty, which was renewed on January 1, 2010 and expired on December 31, 2010, was renewed for one year on January 1, 2011 on substantially the same terms as 2010. CCC and CIC transfer the related liabilities of business covered by this treaty and pay to Western Surety an amount equal to CCC’s and CIC’s net written premiums written on all such business, minus a quarterly ceding commission to be retained by CCC and CIC equal to $50,000 plus 25% of net written premiums written on all such business. Under the terms of the Quota Share Treaty, CCC has guaranteed the loss and loss adjustment expense reserves transferred to Western Surety as of the Merger Date by agreeing to pay Western Surety, within 30 days following the end of each calendar quarter, the amount of any adverse development on such reserves, as re-estimated as of the end of such calendar quarter. There was no adverse reserve development for the period from the Merger Date through December 31, 2010.

The Services and Indemnity Agreement provides the Company’s insurance subsidiaries with the authority to perform various administrative, management, underwriting, and claim functions concerning the surety business of CCC and CIC ceded to Western Surety under the Quota Share Treaty. As of December 31, 2010, there were no amounts due our insurance subsidiaries under the Services and Indemnity Agreement. This Agreement was renewed with the same terms on January 1, 2011 and expires on December 31, 2011 and is annually renewable thereafter.

Through the Stop Loss Contract, the Company’s insurance subsidiaries were protected from adverse loss development on certain business underwritten after the Merger Date. The Stop Loss Contract between the Company’s insurance subsidiaries and CCC limited the insurance subsidiaries’ prospective net loss ratios with respect to certain accounts and lines of insured business for three full accident years following the Merger Date. In the event the insurance subsidiaries’ accident year net loss ratio exceeds 24% in any of the accident years 1997 through 2000 on certain insured accounts (the “Loss Ratio Cap”), the Stop Loss Contract requires CCC at the end of each calendar quarter following the Merger Date, to pay to the Company’s insurance subsidiaries a dollar amount equal to (i) the amount, if any, by which the Company’s actual accident year net loss ratio exceeds the applicable Loss Ratio Cap, multiplied by (ii) the applicable net earned premiums. In consideration for the coverage provided by the Stop Loss Contract, the Company’s insurance subsidiaries pay CCC an annual premium of $20,000. Losses incurred under the Stop Loss Contract were $47.2 million through December 31, 2010. At December 31, 2010, the amount received under the Stop Loss Contract included $2.7 million held by the Company for losses covered by this contract that were incurred but not paid.

On January 1, 2010, the Company and CCC entered into two separate agreements that provide for the transfer of the Canadian surety business of CCC to Western Surety. These agreements, which include a quota share treaty (the “Canadian Quota Share Treaty”) and a services and indemnity agreement (the “Canadian Services and Indemnity Agreement”), are substantially similar to the Quota Share Treaty and the Services and Indemnity Agreement discussed above. The Canadian Services and Indemnity Agreement provides Western Surety with the authority to supervise various administrative, underwriting, and claim functions associated with the surety business written by CCC, through its Canadian branch, on behalf of Western Surety. Through the Canadian Quota Share Treaty, this Canadian surety business is transferred to Western Surety. Pursuant to these agreements, CCC will transfer the subject premium and related liabilities of such business and pay to Western Surety an amount equal to CCC’s net written premiums on all such business, minus a ceding commission of 33.5% of net written premiums. Further, Western Surety will pay an additional ceding commission to CCC in the amount of actual direct expense in producing such premium. These agreements, which expired on December 31, 2010, were renewed on the same terms on January 1, 2011 with an expiration of December 31, 2011 and are annually renewable thereafter.

As of December 31, 2010, Western Surety had an insurance receivable balance from CCC and CIC of $10.8 million, comprised of premiums receivable. Western Surety had no reinsurance payables to CCC and CIC as of December 31, 2010.

Under the terms of an excess of loss agreement with First Insurance Company of Hawaii, Ltd. and its subsidiaries which include First Indemnity Insurance of Hawaii, Inc., First Fire and Casualty Insurance of Hawaii, Inc., and First Security Insurance of Hawaii, Inc. (collectively, “FICOH”), Western Surety assumed $0.1 million of premium in 2010. This agreement provides that FICOH retains losses of $2 million per principal and Western Surety assumes 80% of $5 million per principal subject to an aggregate annual limit of $8 million. CNAF, through its insurance subsidiaries, owns approximately 50% of the outstanding common stock of First Insurance Company of Hawaii, Ltd. This agreement was renewed with the same terms on January 1, 2011 and expires on December 31, 2011.

All agreements discussed above were approved by the Audit Committee.

Other Related Party Transactions

CNA Surety and CCC are parties to an Administrative Services Agreement (“ASA”), which has been in effect since July 1, 2004, that allows the Company to purchase and/or have access to certain services provided by CCC and its affiliates, including the leasing of executive and branch offices. Pursuant to the ASA, the Company paid CCC $4.6 million during 2010 for leased office space and services. The Company was also charged $0.2 million in 2010 for the direct costs incurred by CCC on the Company’s behalf. As provided by the ASA, CCC paid the Company $1.3 million for the year ended December 31, 2010 for insurance agent licensing services provided by the Company. This agreement shall remain in effect until CNAF or its affiliates or shareholders cease being a majority shareholder of CNA Surety unless otherwise terminated by either party. This agreement is approved annually by the Audit Committee.

Pursuant to procedures approved by the Audit Committee, Western Surety from time to time provides license and permit bonds and appeal bonds for CCC and its affiliates as well as for clients of CCC and its affiliates. As of December 31, 2010, the aggregate outstanding liability of these bonds was $27.8 million. The premium for all such bonds written was $0.3 million in 2010.

Western Surety also has liability, either directly or through assumed reinsurance, under bonds written for Loews and certain of its subsidiaries which include Diamond Offshore Drilling, Inc. (“Diamond Offshore”) and Mexdrill Offshore, S. DE R.L. DE C. V , which is a subsidiary of Diamond Offshore. As of December 31, 2010, Loews owned 50.4% of Diamond Offshore. As of December 31, 2010, the aggregate liability under all such bonds was approximately $79.9 million and the premium was less than $0.1 million in 2010. All bonds for Loews and its subsidiaries were approved by the Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of the Company’s outstanding Common Stock (“Reporting Persons”), to file reports of ownership and changes in ownership of such securities with the SEC. Reporting Persons are required to deliver copies of all Section 16(a) forms to the Company simultaneously for filing with the SEC. Based solely upon review of the copies of the forms furnished to the Company, and written representations from certain Reporting Persons that no other reports were required, the Company believes that for 2010 all reports required by Section 16(a) of the Exchange Act have been timely filed.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 2)

The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year. Deloitte & Touche LLP has served in this capacity since the last three months ended December 31, 1997. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions. A description of the fees paid to Deloitte & Touche LLP in fiscal year 2010 is outlined below.

At the Annual Meeting, if a quorum is present, the vote of holders of a majority of the Company’s Common Stock having the power to vote in person or represented by proxy shall ratify the appointment, by the Board of Directors, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. It is the present intention of the Company’s Proxy Agents to vote at the Annual Meeting the proxies which have been duly executed, dated, and delivered and which have not been revoked in accordance with the instructions set forth thereon or if no instruction had been given or indicated, for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

For the years ended December 31, 2010 and 2009, professional services were performed by Deloitte & Touche LLP.

Audit Fees

The aggregate fees billed for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2010 and 2009 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $1,165,000 and $1,357,801, respectively. The fees for the fiscal year ended December 31, 2010 reflect those fees billed by Deloitte & Touche LLP as of March 2, 2011.

Audit-Related Fees

The aggregate fees billed for the audit-related services for the years ended December 31, 2010 and 2009 were $0 and $12,000, respectively. These fees generally include fees for consents and comfort letters, accounting consultations, Sarbanes-Oxley Act Section 404 advisory services, and SEC related matters.

Tax Fees

None.

All Other Fees

None.

The Audit Committee has established a pre-approval policy with regard to audit, audit-related, and certain non-audit engagements by the Company of its independent registered public accounting firm. Under this policy, the Audit Committee annually pre-approves certain limited, specified recurring services which may be provided by Deloitte & Touche LLP, subject to maximum dollar limitations. All other engagements for services to be performed by Deloitte & Touche LLP must be separately pre-approved by the Audit Committee. The Audit Committee has also designated the Chairperson of the Committee as having authority to pre-approve such engagements as allowed by the policy, subject to reporting on such pre-approvals to the Audit Committee at its next scheduled meeting. All audit fees and audit related fees were pre-approved by the Audit Committee.

Vote Required

The proposal to ratify the Audit Committee’s appointment of the Company’s independent registered public accounting firm, Deloitte & Touche LLP, for fiscal year 2011 requires an affirmative vote of holders of a majority of the voting power represented by shares of our Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE SHAREHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED “FOR” RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

APPROVAL OF THE RESTATED CNA SURETY CORPORATION
LONG-TERM EQUITY COMPENSATION PLAN
(PROPOSAL 3)

Introduction

In April 2006, the shareholders approved the 2006 Long-Term Equity Compensation Plan (the “2006 Plan”) which was designed to reflect our commitment to best practices in compensation and corporate governance. We are now asking our shareholders to approve the restated 2006 Plan. Shareholder approval of the restated 2006 Plan is necessary, among other reasons, to allow performance-based awards made under the 2006 Plan to executive officers of the Company to be fully deductible by the Company for federal income tax purposes under Code Section 162(m) if and to the extent the Compensation Committee of the Board (“Committee”) determines that compliance with the performance-based exception to tax deductibility limitations under Code Section 162(m) is desirable.

A copy of the restated 2006 Plan is attached as Exhibit A to this Proxy Statement. The summary below is qualified in its entirety by the text of the restated 2006 Plan.

Purpose of the 2006 Plan; Summary of Amendments

The 2006 Plan as restated is intended to allow selected employees, directors and consultants of the Company and its subsidiaries to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist our Company and its subsidiaries in attracting new employees, directors and consultants and retaining existing employees, directors and consultants. The restated 2006 Plan is also intended to optimize the profitability and growth of the Company through incentives that are competitive with the Company’s goals; to provide employees, directors and consultants with an incentive for excellence in individual performance, and to promote teamwork among employees, directors and consultants. The restated 2006 Plan is not intended to be the exclusive vehicle for providing incentive or other compensation to employees and officers.

No substantive changes are proposed to the 2006 Plan. The only changes included in the restated 2006 Plan are: (1) addition of book value as a performance measure; and (2) revised definition of “retirement.” While the Company recognizes the value of the net operating income measure utilized under the 2006 Plan, the Company proposes the inclusion of a book value measure in order to provide a stronger linkage to the creation of shareholder value. As further provided in the restated 2006 Plan, the range of performance measures in the restated 2006 Plan are listed below under “Performance-Based Awards.” With the exception of book value, all other performance measures are the same as those found in the 2006 Plan that was previously approved by the shareholders. The restated 2006 Plan revises the definition of “retirement” by referencing the award agreement entered between the Company and the grantee at the time of an award.

Description of Material Terms of Restated 2006 Plan

Administration

The restated 2006 Plan will be administered by the Committee consisting of two or more members of the Board. If and to the extent that compliance with Rule 16b-3 under the Exchange Act or the performance-based exception to tax deductibility limitations under Section 162(m) of the Code is desirable, the Committee must be comprised of two or more directors who qualify as “non-employee directors” under Rule 16b-3 and “outside directors” under Section 162(m) of the Code. Subject to the terms of the restated 2006 Plan, the Committee has full power and discretion to select those persons to whom awards will be granted; to determine the terms, conditions, sizes and types of awards; to determine the consideration to be received (if any) for restricted stock; to amend any award agreement; to cancel awards and grant substitute awards; to accelerate exercisability or waive other terms and conditions of any award; to cancel, with the grantee’s consent, outstanding awards and to grant new awards in substitution therefore; to make adjustments in the terms and conditions of awards in recognition of unusual or nonrecurring events; to construe and interpret the restated 2006 Plan and any award agreement; to establish, amend and revoke rules and regulations for the administration of the restated 2006 Plan; and to take any other action with respect to matters relating to the Plan for which it is responsible.

The Board may reserve to itself or delegate to another committee of the Board consisting of one or more directors any or all of its authority. Unless expressly provided to the contrary, such delegation shall not extend to awards to executive officers or awards that are intended to comply with the performance-based exception to tax deductibility limitations under Section 162(m) of the Code unless the committee to which such authority is delegated consists of two or more directors who qualify as “non-employee directors” under Rule 16b-3 and “outside directors” under Section 162(m) of the Code.

Eligibility

The Restated 2006 Plan provides for awards to employees (including employees on leave of absence), directors of the Company or any subsidiary, and consultants to the Company or a subsidiary. Some awards will be provided to officers and others who are deemed by the Company to be “insiders” for purposes of Section 16 of the Exchange Act. As of December 31, 2010, the Company and its Subsidiaries had approximately 725 full-time employees (including officers), all of whom will be eligible to participate in the restated 2006 Plan. A subsidiary is defined in the restated 2006 Plan (for purposes other than the grant of incentive stock options) as a corporation with respect to which the Company owns 50% or more of the then-outstanding stock, or a limited liability company, partnership, joint venture or other unincorporated entity with respect to which the Company owns 50% or more of the then-outstanding profits interest.

Shares Available

2,009,269 shares of the Company’s common stock ($0.01 par value) are available under the terms of the restated 2006 Plan for issuance in settlement of awards. On March 8, 2011, the last reported sale price of the Company’s common stock on the New York Stock Exchange was $25.39 per share.

The shares delivered to settle awards made under the restated 2006 Plan may be authorized and unissued shares or treasury shares. If any shares subject to any award granted under the restated 2006 Plan are forfeited or otherwise terminated without delivery of shares, the shares subject to such awards will again be available for issuance under the restated 2006 Plan. In addition, any shares withheld or applied as payment for shares issued upon exercise of an award, or (other than with respect to restricted stock awards) for the withholding or payment of taxes due upon exercise of the award, will again be available for grant under the restated 2006 Plan. If a SAR is settled in shares, only the number of shares delivered in settlement will be charged against the number of available shares, regardless of the number of shares with respect to which the SAR was originally granted and exercised.

If a change in corporate capitalization (including a stock split, share combination, merger, consolidation, separation, spinoff, other distribution of shares, reorganization, partial or complete liquidation, stock dividend or other distribution, reorganization or partial or complete liquidation), affects the shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights, the Committee in its sole discretion will make an equitable change or adjustment as it deems appropriate in the number and class of shares and/or the price of shares subject to outstanding awards, and in the number of shares available as set forth above and in the limits on particular awards and types of awards summarized below.

Limits On Awards

The restated 2006 Plan limits the total number of shares that may be granted as SARs to 1,000,000 shares, as restricted stock to 1,000,000 shares, and as bonus shares to 300,000 shares. In addition, the restated 2006 Plan limits the number of shares that may be granted annually to a single grantee. This limit for options is 200,000 shares, for SARs is 200,000 shares, for restricted stock is 100,000 shares, and for performance shares or performance units is the value of 100,000 shares. The restated 2006 Plan also limits the maximum aggregate payout annually to a single grantee for cash incentive awards to 300% of base salary up to a maximum base salary of $1,000,000. If the performance period for performance shares or performance units, or for incentive awards, is more than one year, these per-grantee limits apply to each 12-month period in the performance period.

Summary of Awards under the restated 2006 Plan

The restated 2006 Plan permits the granting of any or all of the following types of awards to all grantees:

•	stock options, including incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”), and performance based options ;

•	stock appreciation rights (“SARs”), and performance based SARS;

•	restricted stock including restricted stock shares and restricted stock units;

•	performance units and performance shares;

•	incentive awards including annual incentive awards and long-term incentive awards; and

•	bonus shares.

Generally, awards under the restated 2006 Plan will be granted for no consideration other than prior and future services. Awards granted under the restated 2006 Plan may, in the discretion of the Committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the restated 2006 Plan or other plan of the Company. The material terms of each award, including the extent to which the grantee may exercise the award after termination of employment or other termination of affiliation, are set forth in a written award agreement between the grantee and the Company. The term of an option or SAR or other period during which any award may be outstanding may not exceed 10 years from the grant date. Awards are generally nontransferable except on death, subject to a limited exception for NQSOs noted below.

Stock Options

The Committee is authorized to grant stock options, including ISOs. A stock option allows a grantee to purchase a specified number of shares at a predetermined price during a fixed period measured from the date of grant. The purchase price per share of stock subject to a stock option (the “option price”) is determined by the Committee and set forth in the award agreement; provided that the option price must be a least 100% of the fair market value per share on the date of grant (110% of fair market value in the case of ISOs granted to a 10% owner).

The term of each option is determined by the Committee and set forth in the award agreement, except that the term of a stock option may not exceed ten years. Options are exercisable in whole or in part at such time or times as determined by the Committee and set forth in the award agreement. Options may be exercised by payment of the purchase price in cash, by tender of stock that was purchased in the open market or held for at least six months, or with the approval of the Committee and subject to applicable law, surrender of restricted stock held for at least six months or cashless exercise through a broker. Options are generally nontransferable except on death, and except that to the extent provided in the award agreement, NQSOs may be transferred as gifts to certain family members or their related trusts.

SARs

The Committee is authorized to grant SARs. A SAR entitles the grantee to receive the excess of the fair market value of a share on the date of exercise over the strike price of the SAR. The strike price of an SAR is determined by the Committee and set forth in the award agreement; provided that the strike price must be at least 100% of the fair market value per share on the date of grant. SARs may be tandem SARs (granted in connection with a related option or other award expiring at the same time, where exercise of the other award will cancel the SAR and exercise of the SAR will cancel the other award), or free-standing SARs. Times and methods of exercise and settlement and other terms of the SARs are determined by the Committee, subject to the terms of the Plan.

Restricted Stock

The Committee may award restricted stock in the form of restricted stock shares or restricted stock units. Restricted stock shares are transferred at the time of the award but remain subject to transfer restrictions and risk of forfeiture until restrictions established by the Committee lapse. Restricted stock units are unfunded rights to receive shares in the future, subject to risk of forfeiture until certain restrictions established by the Committee lapse. Restrictions may be time-based or performance-based (or both). A grantee receiving restricted stock shares may have the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends, in the discretion of the Committee and to the extent set forth in the award agreement. A grantee receiving restricted stock units may have the right to receive any dividends, in the discretion of the Committee and to the extent set forth in the award agreement, but not the right to vote the shares (until actually delivered to the grantee).

Performance Units/Shares

The Committee may grant performance units or performance shares, which entitle a grantee to cash or shares conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Committee and reflected in the award agreement. The initial value of a performance unit is determined by the Committee at the time of grant. The initial value of a performance share is the fair market value of a share on the grant date. The Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement. It is expected that the performance measures for performance and shares units will generally be selected from among those listed in the Plan and noted below.

A grantee receiving performance units or performance shares may have the right to receive any dividends on shares earned from the grants of performance units or performance shares in the discretion of the Committee and to the extent set forth in the award agreement; and may have the right to vote the shares in the discretion of the Committee to the extent set forth in the award agreement.

Incentive Awards

The Committee may grant annual and long-term incentive awards under the restated 2006 Plan for a fiscal year of the Company (for annual awards) or other performance period (for long-term awards). The Committee will determine the eligible employees who are eligible to receive incentive awards. Generally, this determination will be made within the first 90 days of the fiscal year or other performance period, or if an employee is hired or promoted to a position which warrants grant of an incentive award after the first day of the year, within ninety (90) days of such hiring or promotion but not later than the lapse of 25% of the remainder of such fiscal year or other performance period after such hiring or promotion.

For each fiscal year or other performance period, the Committee will establish performance measures and performance goals and the threshold, target and maximum bonus opportunity for the grantee upon attainment of the performance goals. The Committee has absolute discretion to reduce (but not increase) the amount of a participant’s incentive award to any amount less than maximum incentive award. A reduction in the amount of the annual incentive award payable to any grantee will not affect the annual incentive award payable to any other grantee. Except as otherwise determined by the Committee in its discretion, a participant will not be entitled to receive an annual incentive award for a performance period if the grantee’s employment terminates during the performance period.

As soon as practicable after the end of the fiscal year or other performance period, but not later than March 15 of the calendar year following the end of the performance period, the Committee will determine and certify in writing the degree of attainment of the performance goals, the Committee will determine the amount of the incentive award to be paid to each grantee of an incentive award, and the incentive awards will be paid. In the discretion of the

Committee and as set forth in the award agreement, incentive awards may be paid in cash, shares, restricted stock, options, or other form of equity. In the discretion of the Committee, and subject to applicable tax requirements, an award agreement may provide for the deferral of incentive awards.

Bonus Shares

Subject to the terms of the Plan, the Committee may grant bonus shares to any eligible person in such amount, and upon such terms and conditions, as the Committee determines.

Performance-Based Awards

The Committee may require satisfaction of predetermined performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted or becoming exercisable or payable under the Plan, or as a condition to accelerating the timing of such events.

The performance measure(s) to be used for purposes of any awards (other than stock options or SARs) intended to satisfy the “performance based” exception to tax deductibility limitations under Code Section 162(m) will be chosen from among the following (all of which may be determined on an aggregate or per-share basis and on a pre-tax or after-tax basis):

•	earnings;

•	net income;

•	net operating income;

•	cash flow provided by operations;

•	free cash flow;

•	return measures (including return on assets, equity or sales);

•	earnings before or after any of interest, taxes, depreciation or amortization;

•	gross revenues;

•	book value;

•	share price (including growth measures and total shareholder return or attainment of a specified value for a specified period of time);

•	reductions in expense levels;

•	strategic business criteria based on objective standards of rate adequacy, premium growth, market share retention, budget, operating plan, customer/employee satisfaction, customer/employee diversity, business development or special projects);

•	combined ratio (or any of its components); and/or

•	gross or net written premiums.

The Committee has the discretion to adjust the determinations of the degree of attainment of the predetermined performance goals. However, awards which the Committee intends to qualify for the performance-based exception to the tax deduction limitations under Code Section 162(m) may not be adjusted upward unless the Committee intends to amend the award to no longer qualify for the performance-based exception. The Committee retains the discretion to adjust such awards downward.

Amendment and Termination of the Plan

The Board may amend, alter, suspend, or terminate the restated 2006 Plan without further shareholder approval, unless such approval is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the common stock is then listed or quoted. However the Board may not without shareholder approval increase the total number of shares reserved for the Plan or change the individuals eligible to participate in the Plan.

In addition no amendment or termination of the restated 2006 Plan may materially and adversely affect the right of a grantee under any award granted under the restated 2006 Plan without the consent of the grantee, unless required by law (including tax laws) or regulation or under the rules of any stock exchange or automated quotation system on which the common stock is then listed or quoted.

Unless earlier terminated by the Board, the Plan will terminate when no shares remain reserved and available for issuance or, if earlier, on December 31, 2015.

Federal Income Tax Consequences

The Company believes that under present law the following are the federal tax consequences generally arising with respect to awards granted under the restated 2006 Plan. This summary is for shareholder informative purposes and is not intended to provide tax advice to grantees.

The grant of an option or SAR will create no tax consequences for the grantee or the Company. The grantee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at the time. Upon exercising an option other than an ISO, the grantee must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable stock acquired on the date of exercise. Upon exercising an SAR, the grantee must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable stock received. In the case of SARs and options other than ISOs, the Company will be entitled to a deduction for the amount recognized as ordinary income by the grantee. The treatment to a grantee of a disposition of shares acquired upon the exercise of an SAR or option depends on how long the shares have been held and on whether such shares are acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option except that the Company will be entitled to a deduction (and the grantee will recognize ordinary taxable income) if shares acquired under an ISO are disposed of before the applicable ISO holding periods have been satisfied.

With respect to other awards granted under the restated 2006 Plan that may be settled either in cash, in stock or other property that is either not subject to a substantial risk of forfeiture or that may be transferred free of the risk of forfeiture, the grantee must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. The Company will be entitled to a deduction for the same amount. With respect to awards involving stock or other property that is subject to a substantial risk of forfeiture and restricted as to transferability, the grantee must generally recognize ordinary income equal to the fair market value of the shares or other property received at the time the risk of forfeiture lapses or the property becomes transferable free of the risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction for the same amount. In certain circumstances, a grantee may elect to be taxed at the time of receipt of shares or other property rather than upon the lapse of restrictions on transferability or the substantial risk of forfeiture.

The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the restated 2006 Plan. The summary does not address the effects of foreign, state and local tax laws. Because of the variety of awards that may be made under the restated 2006 Plan and the complexities of the tax laws, grantees are encouraged to consult a tax advisor as to their individual circumstances.

Vote Required

Adoption of the restated 2006 Plan must be approved by a majority of the votes cast by our shareholders present in person or represented by proxy and entitled to vote at the Annual Meeting. If the shareholders do not approve the restated 2006 Plan, it will not become effective and the 2006 Plan will continue to be in effect without amendment.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE RESTATED 2006 LONG-TERM EQUITY COMPENSATION PLAN.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(PROPOSAL 4)

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement. Our compensation programs are designed to enable us to attract, motivate, and retain the executives who are critical to the successful implementation of our strategic business plan.

We invite you to review the “Compensation Discussion and Analysis” and the related compensation tables that are shown earlier in this Proxy Statement, including information about the fiscal year 2010 compensation of our Named Executive Officers. We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers.

The say-on-pay vote is advisory and not binding on the Company, the Compensation Committee, or our Board. However, our Board values the opinions of our shareholders and will consider the results of the vote in future compensation deliberations.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

ADVISORY VOTE ON THE FREQUENCY OF HOLDING A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
(PROPOSAL 5)

The Dodd-Frank Act also enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our Named Executive Officers. Shareholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation once every one, two, or three years. After careful consideration, our Board has determined that an advisory vote on compensation of Named Executive Officers that occurs every year is the most appropriate alternative for the Company, and therefore recommends you vote for a one-year interval for this vote.

THE BOARD RECOMMENDS “1 YEAR” FOR THE FREQUENCY OF THE SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION.

SHAREHOLDERS’ PROPOSALS FOR 2012 ANNUAL MEETING

If you wish to submit a proposal for the 2012 Annual Meeting, it must be received by November 13, 2011 and addressed to the Company’s Corporate Secretary, CNA Surety Corporation, 333 S. Wabash Ave., 41st Floor, Chicago, Illinois 60604 in order to be eligible under the SEC’s shareholder proposal rule (Rule 14a-8) for inclusion in the proxy materials for the 2012 Annual Meeting.

Any shareholder proposal to be considered at the Company’s 2012 Annual Meeting, but not included in the proxy material, must be received at the above address not less than fifty (50) days nor more than seventy-five (75) days prior to the 2012 Annual Meeting. However, in the event that less than sixty-five (65) days notice or prior public disclosure of the date of the 2012 Annual Meeting is given or made to the shareholders, a shareholder proposal, in order to be timely, must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. If your proposal is not timely, as defined above, then proxies solicited by us for the 2012 Annual Meeting may confer discretionary authority to us to vote on that proposal.

OTHER MATTERS

The Company knows of no business which will be presented at the Annual Meeting, other than the election of Directors to the Board, the ratification of the Company’s independent registered public accounting firm, approval of the Company’s amended and restated Long Term Equity Compensation Plan, the advisory approval of the compensation of the Named Executive Officers, and the advisory approval of the frequency of shareholder consideration of the compensation of the Named Executive Officers. However, if other matters properly come before the meeting, it is the intention of the Proxy Agents to vote upon such matters in accordance with their good judgment in such matters.

The cost of this proxy solicitation is anticipated to be nominal and will be borne by the Company. The solicitation generally will be effected by mail but officers, directors, or employees of the Company may solicit proxies personally or by telephone, e-mail, or facsimile without additional compensation for such activity. The Company will arrange for brokerage houses, nominees, and other custodians holding Common Stock of the Company to forward proxy-soliciting material to the beneficial owners of such shares, and will reimburse such record owners for the reasonable out-of-pocket expenses incurred by them.

Shareholders are concurrently being furnished with a copy of the Company’s 2010 Annual Report to Shareholders, which contains the Company’s audited financial statements for the year ended December 31, 2010. Additional copies may be obtained through the Company’s website as provided below or by contacting Adrianne T. Baker, representative of the Company, at 333 S. Wabash Ave., 41st Floor, Chicago, Illinois 60604, (312) 822-4971, and such copies will be furnished at no expense.

The Proxy Statement and the 2010 Annual Report to Shareholders are available at http://www.cnasurety.com/about/investor_information.htm.

COMMUNICATIONS WITH US BY SHAREHOLDERS AND OTHERS

If any shareholder or any other interested party wishes to communicate with our Board of Directors, you may do so by writing to our General Counsel, 333 S. Wabash Ave., 41st Floor, Chicago, Illinois, 60604. All such communications will be delivered to the director or directors to whom they are addressed.

By Order of the Board of Directors

Rosemary Quinn
Senior Vice President, General Counsel and Secretary

Exhibit A

CNA Surety Corporation
2006 Long-Term Equity Compensation Plan

A-i

CNA Surety Corporation 2006 Long-Term Equity

Compensation Plan

Article 1.
Establishment, Effective Date, Objectives, and Duration

1.1.  Establishment of the Plan. CNA Surety Corporation, a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the “CNA Surety Corporation 2006 Long-Term Equity Compensation Plan” (hereinafter referred to as the “Plan”). The Plan was approved by the Board of Directors of the Company on February 13, 2006, and, subject to the approval of the shareholders of the Company, shall be effective as of January 1, 2006 (“Effective Date”).

1.2.  Objectives of the Plan. The Plan is intended to allow selected employees, directors and consultants of the Company and its Subsidiaries to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Subsidiaries in attracting new employees, directors and consultants and in retaining existing employees, directors, and consultants. The Plan is also intended to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals; to provide employees, directors, and consultants with an incentive for excellence in individual performance; and to promote teamwork among employees, directors, and consultants.

1.3.  Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16 hereof, until the earlier of December 31, 2015, or the date all Shares subject to it shall have been purchased or acquired and the restrictions on all Restricted Stock shall have lapsed according to the Plan’s provisions. The termination of the Plan shall not adversely affect any Awards outstanding on the date of termination.

Article 2.
Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1.  “Award” means Options, including Incentive Stock Options and Non-Qualified Stock Options, Restricted Stock, Bonus Shares, Stock Appreciation Rights (SARs), Performance Units, Performance Shares, or Incentive Awards granted under the Plan.

2.2.  “Award Agreement” means the written agreement by which an Award shall be evidenced.

2.3.  “Board” or “Board of Directors” means the Board of Directors of the Company.

2.4.  “Bonus Opportunity” means the threshold, target and maximum bonus opportunity for an Incentive Award for an individual for a year or other Performance Period, based on threshold, target and maximum bonus levels specified as a percentage of the Grantee’s base salary in effect on the first day of such year or other Performance Period (or such later date as such person is designated as an eligible Grantee) as determined by the Committee.

2.5.  “Bonus Shares” means Shares that are awarded to a Grantee without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become an employee, director or consultant of the Company or a Subsidiary.

2.6.  “Cause” means, unless otherwise defined in an Award Agreement or in an employment agreement between the Grantee and the Company, any one or more of the following with respect to a Grantee:

(A)  the Grantee’s commission of a crime which, in the judgment of the Committee, is likely to result in injury to the Company or a Subsidiary;

(B)  the material violation by the Grantee of written policies of the Company or a Subsidiary;

(C)  the habitual neglect by the Grantee in the performance of his or her duties to the Company or a Subsidiary;

(D)  the action or inaction in connection with the Grantee’s duties to the Company or a Subsidiary resulting, in the judgment of the Committee, in a material injury to the Company or a Subsidiary;

(E)  the Grantee’s rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or a Subsidiary or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or a Subsidiary;

(F)  any attempt by the Grantee, directly or indirectly, to induce any employee of the Company or a Subsidiary to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or a Subsidiary; or

(G)  any other conduct by or act of the Grantee determined by the Committee to be injurious, detrimental, or prejudicial to any interest of the Company or a Subsidiary.

2.7.  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions.

2.8.  “Committee” means the committee of the Board appointed pursuant to Article 3.

2.9.  “Common Stock” means the common stock, $.0l par value, of the Company.

2.10.  “Consultant” means a non-employee consultant or advisor to the Company or a Subsidiary who is a natural person (other than a non-employee director) providing bona fide services that are not in connection with an offer or sale of Company equity securities in a capital raising transaction; provided the individual does not directly or indirectly maintain or promote a market in Company securities.

2.11.  “Company” has the meaning set forth in Section 1.1.

2.12.  “Covered Employee” means a Grantee who, as of the last day of the fiscal year of inclusion in income of the value of an Award is one of the group of “covered employees,” within the meaning of Section 162(m) of the Code, with respect to the Company.

2.13.  “Disability” means, for purposes of the exercise of an Incentive Stock Option alter Termination of Affiliation, a disability within the meaning of Code Section 22(e)(3), and for all other purposes, a mental or physical condition which, in the judgment of the Committee, renders a Grantee unable to perform any of the principal job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time the disability was incurred, and which condition is expected to be permanent or for an indefinite duration exceeding two years.

2.14.  “Disqualifying Disposition” has the meaning set forth in Section 6.4.

2.15.  “Effective Date” has the meaning set forth in Section 1.1.

2.16.  “Eligible Person” means (i) any employee (including any officer) of the Company or any Subsidiary, including any such employee who is on an approved leave of absence, layoff, or has been subject to a disability which does not qualify as a Disability; (ii) any director of the Company or any Subsidiary; and (iii) any person performing services for the Company or a Subsidiary as Consultant.

2.17.  “Exchange Act” means the Securities Exchange Act of 1934, and regulations and rulings thereunder. References to a particular section of, or rule under, the Exchange Act include references to successor provisions.

2.18.  “Fair Market Value” of an equity security means the closing price of such security on such date (or, if no sale of such security was reported for such date, on the next preceding date on which a sale of such security was reported) as reported in the principal consolidated transaction reporting system for the New York Stock Exchange (or, if such security is not listed on the New York Stock Exchange, on such other national exchange or over-the-counter market on which such security is principally traded); provided that if such Fair Market Value as of any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method it, in the good faith exercise of its discretion, shall at such time deem appropriate. Except as provided in the following sentence, the valuation of an equity security on any date shall be determined as of that date (or, if no sale of such security was reported for such date, on the most recent trading day prior to such date on which a sale of such other security was reported). On the exercise or vesting date of an Award denominated in Shares, the valuation of Shares shall be determined as of the last trading day preceding the exercise or vesting of the Award.

2.19.  “Freestanding SAR” means a SAR that is granted independently of any other Award.

2.20.  “Grant Date” has the meaning set forth in Section 5.2.

2.21.  “Grantee” means an individual who has been granted an Award.

2.22.  “Incentive Award” means an Award under Section 10 of the Plan based on achievement of Performance Goals over a Performance Period which may be one fiscal year or less (“Annual Incentive Awards”) or more than one fiscal year (“Long-Term Incentive Awards”).

2.23.  “Incentive Stock Option” or “ISO” means an Option granted as an Award under the Plan that is intended to meet the requirements of Section 422 of the Code.

2.24.  “including” or “includes” means “including, without limitation,” or “includes, without limitation”, respectively.

2.25.  “Insider” shall mean a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.26.  “Mature Shares” means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

2.27.  “Minimum Consideration” means $.O1 per Share or such other amount that is from time to time considered to be capital for purposes of Section 154 of the Delaware General Corporation Law.

2.28.  “Non-Qualified Stock Option” or “NQSO” means an Option granted as an Award under the Plan that is not intended to meet the requirements of Section 422 of the Code.

2.29.  “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

2.30.  “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.31.  “Option Term” means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, in the discretion of the Committee and consistently with the provisions of the Plan, be extended from time to time prior to the expiration date of such Option then in effect.

2.32.  “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.33.  “Performance Goals” means the objective or subjective criteria determined by the Committee, the degree of attainment of which will affect (a) in the case of an Award other than the Incentive Award, the amount of the Award the Grantee is entitled to receive or retain, and (h) in the case of an Incentive Award, the portion of the individual’s Bonus Opportunity potentially payable as an Incentive Award. Performance Goals may contain threshold, target, and maximum levels of achievement and, to the extent the Committee intends an Award (including the Incentive Award) to comply with the Performance-Based Exception, the Performance Goals shall be chosen from among the measures (the “Performance Measures”) set forth in Section 4.4.

2.34.  “Performance Period” means the period over which achievement of Performance Goals is measured.

2.35.  “Period of Restriction” means the period during which the transfer or delivery of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Restricted Stock is subject to a substantial risk of forfeiture, as provided in Article 8 hereof

2.36.  “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.37.  “Plan” has the meaning set forth in the introductory paragraph.

2.38.  “Required Withholding” has the meaning set forth in Article 17.

2.39.  “Restricted Stock” means Restricted Stock Shares or Restricted Stock Units.

2.40.  “Restricted Stock Shares” means Shares that are granted as an Award under the Plan but that are subject to forfeiture if the restrictions imposed by the Committee and specified in the Award Agreement, which restrictions may be time-based or performance-based, are not satisfied.

2.41.  “Restricted Stock Units” means rights granted as an Award under the Plan to receive Shares, that are subject to forfeiture if the restrictions imposed by the Committee, which restrictions may be time-based or performance-based, are not satisfied.

2.42.  “Rule 16b-3” means Rule 16b-3 of the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.43.  “Retirement” means for any Grantee who is an employee, a Termination of Affiliation by the Grantee upon attaining age 65 with at least five years of service as an employee of the Company or a Subsidiary, unless another definition is provided in an Award Agreement.

2.44.  “SEC” means the Securities and Exchange Commission.

2.45.  “Share” means a share of Common Stock.

2.46.  “Strike Price” of any SAR shall equal, for any Tandem SAR that is identified with an Option, the Option Price of such option, or for any other SAR, 100% of the Fair Market Value of a Share on the Grant Date of such SAR; provided that the Committee may specify a higher Strike Price in the Award Agreement.

2.47.  “Stock Appreciation Right” or “SAR” means a right granted as an Award under the Plan to receive, as of the date specified in the Award Agreement, an amount equal to the number of Shares with respect to which the SAR is exercised, multiplied by the excess of (a) the Fair Market Value of one Share on the Exercise Date, over (b) the Strike Price.

2.48.  “Subsidiary” means, for purposes of grants of Incentive Stock Options, a corporation as defined in Code Section 424(f) (with the Company being treated as the employer corporation for purposes of this definition), and, for all other purposes, a United States or foreign corporation with respect to which the Company owns, directly or indirectly, 50% or more of the then-outstanding common stock, or a limited liability company, partnership, joint venture, or other unincorporated entity with respect to which the Company owns, directly or indirectly, 50% or more of the then-outstanding profits interest.

2.49.  “Tandem SAR” means a SAR that is granted in connection with a related Award, the exercise of which shall require forfeiture of the right to purchase a Share under the related Award (and when a Share is purchased under the related Award, the Tandem SAR shall similarly he canceled).

2.50.  “10% Owner” means a person who owns capital stock (including stock treated as owned under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary.

2.51.  “Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer providing services for the Company or any of its Subsidiaries in the capacity of an employee, director or Consultant, or with respect to an individual who is an employee or director of or Consultant to Subsidiary, the first day on which the Company no longer, directly or indirectly, owns voting securities possessing at least 50% of the combined voting power of the then-outstanding securities of a corporation entitled to vote generally in the election of directors of such Subsidiary, if a corporation, or at least 50% of the then-outstanding profits interest of such Subsidiary if a limited liability company, partnership, joint venture, or other unincorporated entity.

Article 3.
Administration

3.1.  Committee. Subject to Section 3.2, the Plan shall be administered by a committee (the “Committee”) which shall consist of two or more directors of the Company. To the extent the Board considers it desirable to comply with Rule 16b-3 or to meet the Performance-Based Exception, all of the members of the Committee shall qualify as “outside directors” within the meaning of the regulations under Section 162(m) of the Code and “non-employee directors” within the meaning of Rule 16b-3 in respect of the exemption of grants to Insiders from potential liability under Section 16(b) of the Exchange Act. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such other conditions, in each case as the Board deems appropriate.

3.2.  Delegation Authority. The Board may reserve to itself or delegate to another committee of the Board any or all of the authority of the Committee with respect to Awards. Such other committee (the “Management Committee”) may consist of one (or such greater number as may from time to time be required by the bylaws of the Company) or more directors who may, but need not be, officers or employees of the Company or a Subsidiary. Unless such delegation expressly provides to the contrary, such delegated authority shall not extend to Awards intended to comply with the Performance-Based Exception or Awards to Insiders intended to be exempt under Rule 16b-3, unless the Management Committee meets the requirements of the second sentence of Section 3.1. Unless such delegation expressly provides to the contrary, such delegation shall not prevent the Committee described in Section 3.1 from taking any subsequent action that is required or permitted by the Plan respecting an Award granted by the Management Committee. To the extent that the Board has reserved to itself or delegated to such Management Committee the authority of the Committee, all references to the Committee in the Plan shall be to the Board or such Management Committee. The Management Committee may not grant Awards relating to an aggregate of more than 200,000 Shares in any calendar year unless the Board gives its prior approval of a larger number of Shares.

3.3.  Powers of Committee. Subject to the express provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

(i)  to determine when and to whom Awards should be granted and the terms and conditions applicable to each Award (which need not be identical), including conditions intended to comply with Code Section 409A, the number of Shares or the amount of cash or other property to which an Award will relate, the term of the Award, any Option Price, Strike Price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of restrictions, forfeiture restrictions, restrictions on exercisability or transferability, any Performance Measures and Performance Goals including those relating to the Company and/or a Subsidiary, vesting based on the passage of time, the benefit payable under any SAR, Performance Unit or Performance Share, and whether or not specific Awards shall be identified with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards; based in each case on such considerations as the Committee shall determine;

(ii)  to determine the sizes and types of Awards;

(iii)  to determine the amount, if any, that a Grantee shall pay for Restricted Stock, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Stock (including Restricted Stock Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

(iv)  to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan, and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(v)  to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Affiliation of a Grantee;

(vi)  with the consent of the Grantee, to amend any Award Agreement at any time, including an amendment to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment which (a) does not adversely affect the rights of the Grantee, (b) is required by the listing criteria of any exchange on which Shares are traded; or (c) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new or change in existing applicable law (including any new or changed requirement of the Code to obtain a tax benefit or to avoid a tax or a tax penalty for either the Company or any Grantee);

(vii)  to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

(viii)  to accelerate the exercisability (including exercisability within a period of less than one year after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Termination of Affiliation (other than for Cause), provided that the Committee may not accelerate the payment of any Award which is deferred compensation within the meaning of Section 409A of the Code if such acceleration would subject the Award to any additional tax under Section 409A of the Code;

(ix)  subject to Section 1.3 and Section 5.3, to extend the time during which any Award or group of Awards may be exercised;

(x)  to make such adjustments or modifications to Awards to Grantees working outside the United States as are advisable to fulfill the purposes of the Plan;

(xi)  to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(xii)  to appoint such agents including without limitation management of the Company, as the Committee may deem necessary or advisable to assist the Committee in administration of the Plan;

(xiii)  without the consent of the Grantee, to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.4(a)) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply; and

(xiv)  to take any other action with respect to any matters relating to the Plan for which it is responsible.

The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, conclusive and binding on all Persons, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. This express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

Article 4.
Shares Subject to the Plan, Maximum Awards and Section 162(m) Compliance

4.1.  Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 hereof, the number of Shares hereby reserved for issuance under the Plan shall be three million (3,000,000) which shall consist of the sum of (a) 2,453,598, plus (b) 546,402 remaining Shares as of the Effective Date of this Plan under the CNA Surety Corporation 1997 Long-Term Equity Compensation Plan (the “1997 Plan”) not subject to outstanding Awards under the 1997 Plan and not delivered out of Shares reserved thereunder. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination shall again he available for grant under the Plan. If a SAR is settled in Shares, only the number of Shares delivered in settlement of a SAR shall cease to he available for grant under the Plan, regardless of the number of Shares with respect to which the SAR was exercised. If any Shares subject to an Award granted hereunder are withheld or applied as payment in connection with the exercise of an Award (including the withholding of Shares on the exercise of a SAR that is settled in Shares) or, except with respect to Restricted Stock, the withholding or payment of taxes related thereto, such Shares shall again be available for grant under the Plan. The Committee shall determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan. Shares issued pursuant to the Plan may be treasury Shares or newly issued Shares.

4.2.  Maximum Awards. Awards shall be subject to the following limits:

(a)  Options: The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to any Awards granted in any one calendar year to any one single Grantee, shall be two hundred thousand (200,000).

(b)  SARS: The maximum aggregate number of SARs available under the Plan shall be one million (1,000,000), and the maximum aggregate number of SARs that may be granted in any one calendar year to any one single Grantee shall be two hundred thousand (200,000).

(c)  Restricted Stock: The maximum aggregate number of Shares that may be granted as Restricted Stock under the Plan shall be one million (1,000,000), and the maximum aggregate grant with respect to Awards of Restricted Stock granted in any one calendar year to any one Grantee shall be one hundred thousand (100,000).

(d)  Bonus Shares: The maximum number of Shares that maybe granted as Bonus Shares under the Plan shall be 300,000.

(e)  Performance Shares/Performance Units: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Awards of Performance Shares or Performance Units granted in any one calendar year to any one Grantee shall be equal to the value of one hundred thousand (100,000)

Shares; provided, however, that if the Performance Period applicable to a Performance Unit exceeds twelve months, the 100,000 share limit shall apply to each 12-month period in the Performance Period.

(f)  Incentive Awards: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Incentive Awards granted in any one calendar year to any one Grantee shall be 300% of the Grantee’s base salary (as in effect on the first day of the performance period or, if later, the date the Grantee becomes an employee of the Company or any Subsidiary) up to a maximum of $1 million in base salary; provided, however, that if the Performance Period applicable to an Incentive Award exceeds twelve months, the foregoing limit shall apply to each 12-month period in the Performance Period.

If an Award denominated in Shares is cancelled, the cancelled Award continues to count against the maximum number of Shares for which an Award denominated in Shares may be granted to a Grantee in any calendar year. The Share limits of this Section 4.2 shall be adjusted to the extent necessary to reflect adjustments to Shares required by Section 4.3.

4.3.  Adjustments in Authorized Shares. In the event of any change in corporate capitalization, including a stock split, or share combination or a corporate transaction, including any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.2, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

4.4.  Performance-Based Exception Under Section 162(m).

(a)  Performance Measures. Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Section 4.4, the attainment of which may determine the degree of payout and/or vesting with respect to Awards designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following and including any of the following in the aggregate or on a per-Share basis and on a pre-tax or after-tax basis:

(i) Earnings;

(ii) Net income;

(iii) Net operating income;

(iv) Cash flow provided by operations;

(v) Free cash flow;

(vi) Return measures (including return on assets, equity, or sales);

(vii) Earnings (before or after any of interest, taxes, depreciation or amortization);

(viii) Gross revenues;

(ix) Share price (including growth measures and total shareholder return or attainment by the Shares of a specified value for a specified period of time);

(x) Reductions in expense levels;

(xi) Strategic business criteria, consisting of one or more objectives based on meeting objective standards of rate adequacy, premium growth, market share retention, budget, operating plan, customer/employee satisfaction, customer/employee diversity, business development or special projects;

(xii) Combined ratio (or any of its components); and

(xiii) Gross or net written premiums.

(xiv) Book Value

provided that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other Awards, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

(b)  Flexibility as to Timing, Weighting, Applicable Business Unit. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Goals within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase or rate of growth, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may he the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Company as a whole, or to a Grantee, a department, unit, division or function within the Company, or any one or more Subsidiaries; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

(c)  Discretion to Adjust. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception) be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be certified in writing prior to payment of the Award.

(d)  Alteration of Performance Measures. In the event that applicable laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

Article 5.
Eligibility and General Conditions of Awards

5.1.  Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

5.2.  Grant Date. The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee.

5.3.  Maximum Term. Any provision of the Plan to the contrary notwithstanding, the Option Term or other period during which an Award may be outstanding shall under no circumstances extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein provided.

5.4.  Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award (which need not be the same for each grant or for each Grantee) shall he set forth in an Award Agreement, provided that the terms and conditions of Incentive Awards may be set forth in a resolution or other document adopted by the Committee and generally applicable to all Grantees of Incentive Awards, which resolution or other document shall be deemed an Award Agreement for purposes of this Plan.

5.5.  Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under the Plan as it may deem advisable, including restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which Shares are then listed or traded, and under any blue sky or state securities laws applicable to such Shares.

5.6.  Termination of Affiliation. Each Grantee’s Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Award following Termination of Affiliation. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among all Awards granted under the Plan, and may reflect distinctions based on the reasons for Termination of Affiliation. Notwithstanding the foregoing, vesting of Restricted Stock and distributions or payments with respect to other Awards intended to qualify for the Performance-Based Exception shall occur at the time they would have, but for the Termination of Affiliation, if such Termination of Affiliation is for a reason other than death, Disability, or in connection with a change of control of the Company or a Subsidiary.

5.7.  Nontransferability of Awards.

(a)  Each Award granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee or his or her guardian or legal representative, except that, a Grantee may, in a manner and to the extent permitted by the Committee in its discretion, designate in writing a beneficiary to exercise an Award after the Grantee’s death in accordance with Article 12, and Non-Qualified Stock Options may be transferred in accordance with subsection (b).

(b)  Notwithstanding subsection (a) above, to the extent provided in the Award Agreement, Nonqualified Stock Options may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests. Such Award may he exercised by such transferee in accordance with the terms of such Award.

(c)  A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(d)  Nothing herein shall be construed as requiring the Committee to honor the order of a domestic relations court regarding an Award, except to the extent required under applicable law.

5.8.  Cancellation and Rescission of Awards.

(a)  Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation for Cause.

(b)  Upon exercise, payment, or delivery pursuant to an option, the Grantee shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Grantee fails to comply with the provisions of this Section 5.8 prior to, or during the six months after, any exercise, payment, or delivery pursuant to an Award, such exercise, payment, or delivery may be rescinded by the Committee within two years thereafter. In the event of any such rescission, the Grantee shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment, or delivery in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Grantee by the Company.

5.9.  Exercise by Non-Grantee. If as permitted by the Plan any Award is exercised by, or benefits under an Award are to be paid to any person other than the Grantee, references in this Plan to the Grantee shall include such person, and such person shall provide at the time of exercise of an Award or prior to payment of the Award such documentation as may reasonably be required by the Committee, including without limitation, evidence of authority of such person or persons to exercise or receive payment of the Award and if the Committee so specifies, evidence satisfactory to the Company that any death taxes payable with respect to such Shares have been paid or provided for.

5.10.  No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

5.11.  No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

5.12.  Tax Obligations. No Award shall be settled, whether in cash or Shares, unless the applicable tax withholding requirements have been met to the satisfaction of the Committee.

Article 6.
Stock Options

6.1.  Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2.  Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

6.3.  Option Price. The Option Price of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.4.  Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(i)  shall, if granted to a 10% Owner, have an Option Price not less than 110% of the Fair Market Value of a Share on the Grant Date;

(ii)  shall be for a period of not more than 10 years (five years in the case of an Incentive Stock Option granted to a 10% Owner) from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(iii)  shall not have an aggregate Fair Market Value (determined for each Incentive Stock Option at its Grant Date) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other stock option plan of the Grantee’s employer or any parent or Subsidiary thereof (“Other Plans”)), determined in accordance with the provisions of Code Section 422, which exceeds $100,000 (the “$100,000 Limit”);

(iv)  shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the portion of such grant which is exercisable for the first time during any calendar year (“Current Grant”)

and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be exercisable as follows:

(A)  the portion of the Current Grant which would, when added to any Prior Grants, be exercisable with respect to Shares which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

(B)  if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Section during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a separate Option at such date or dates as are provided in the Current Grant;

(v)  shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company;

(vi)  shall require the Grantee to notify the Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions) (any such circumstance, a “Disqualifying Disposition”), within 10 days of such Disqualifying Disposition; and

(vii)  shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and maybe exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in Article 12 of the Plan and in the manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(viii)  shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (i) and (ii) above, as a Non-Qualified Stock Option.

Notwithstanding the foregoing, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such option from being treated as an Incentive Stock Option.

6.5.  Exercise and Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company identifying the Option being exercised and setting forth the number of Shares with respect to which the Option is being exercised, accompanied by full payment for the Shares.

(a)  Payment of the Option Price may be made by any one or more of the following means:

(i)  cash, personal check or wire transfer;

(ii)  Mature Shares, valued at their Fair Market Value on the date of exercise;

(iii)  with the approval of the Committee, Restricted Stock held by the Grantee for at least six months prior to the exercise of the option, each such share valued at the Fair Market Value of a Share on the date of exercise; or

(iv)  pursuant to procedures previously approved by the Company, but subject to applicable law (including Section 402 of the Sarbanes-Oxley Act of 2002 relating to extensions of credit in the form of a loan to directors and executive officers (or the equivalent thereof)), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

(b)  The Committee may in its discretion specify that, if any Restricted Stock Shares (“Tendered Restricted Shares”) are used to pay the Option Price, (x) all the Shares acquired on exercise of the option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the option, or (y) a number of Shares acquired on exercise of the option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the option.

Article 7.
Stock Appreciation Rights

7.1.  Grant of SARs. Subject to the terms and conditions of the Plan, SARs maybe granted to any Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination thereof. Any SAR related to a Non-Qualified Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any SAR related to an Incentive Stock Option must be granted at the same time such Option is granted.

7.2.  Award Agreements. Each SAR shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee. The Committee shall have complete discretion in determining the number of SARs granted to each Grantee (subject to Article 4), the Strike Price thereof (subject to Section 7.3), and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

7.3.  Strike Price. The Strike Price of a SAR under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

7.4.  Exercise of Tandem SAR. Tandem SARs may be exercised for all or part of the Shares subject to the related Award upon the surrender of the right to exercise the equivalent portion of the related Award. A Tandem SAR may be exercised only with respect to the Shares for which its related Award is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO; (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underling ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.5.  Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.6.  Exercise and Payment of SAR Amount. SARs shall be exercised by the delivery of a written notice to the Company identifying the SAR being exercised and setting forth the number of Shares with respect to which the SAR is being exercised. Upon exercise of a SAR, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)  The difference between the Fair Market Value of a Share on the date of exercise and the Strike Price, by

(b)  The number of Shares with respect to which the SAR is exercised; provided that the Committee may provide that the benefit payable on exercise of any SAR shall not exceed such percentage of The Fair Market Value of a Share on the Grant Date as the Committee shall specify.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement.

Article 8.
Restricted Stock

8.1.  Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Eligible Person in such amounts as the Committee shall determine. Restricted Stock may be granted as Restricted Stock Shares or Restricted Stock Units.

8.2.  Award Agreement. Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Stock Shares or Units granted, and such other provisions as the Committee shall determine. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting following the attainment of the Performance Goals, and/or restrictions under applicable federal or state securities laws.

8.3.  Other Restrictions. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Stock Shares, provided that except with respect to Restricted Stock Shares issued from treasury shares, for which no payment need be required, the Committee shall require the Grantee to pay at least the Minimum Consideration for each Restricted Stock Share. Such payment shall be made in full by the Grantee before the delivery of the Shares and in any event no later than 10 days after the Grant Date for Restricted Stock Shares.

8.4.  Effect of Forfeiture. If Restricted Stock Shares are forfeited, then if the Grantee was required to pay for such Restricted Stock or acquired such Restricted Stock upon the exercise of an option, the Grantee shall be deemed to have resold such Restricted Stock to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Stock, or (y) the Fair Market Value of the Shares on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical. Restricted Stock Shares that have been forfeited shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Stock.

8.5.  Escrow; Legends. The Committee may provide that the certificates for any Restricted Stock Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Stock Shares become nonforfeitable or are forfeited or (y) shall bear an appropriate legend restricting the transfer of such Restricted Stock Shares. If any Restricted Stock Shares become nonforfeitable, the Company shall cause certificates for such Shares to be issued without such legend.

8.6.  Crediting Restricted Stock Units. If Restricted Stock Units are granted, the Company shall establish an account (“RSU Account”) on its books for each Eligible Person who receives a grant of Restricted Stock Units. Restricted Stock Units shall be credited to the Grantee’s RSU Account as of the Grant Date of such Restricted Stock Units. RSU Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts. The obligation to make distribution of Shares or other amounts credited to RSU Accounts shall be an unfunded unsecured obligation of the Company.

8.7.  Settlement of RSU Accounts. The Company shall settle an RSU Account by delivering to the Grantee a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Grantee’s RSU Account (or a specified portion in the event of any partial settlement); provided that any fractional Shares underlying Restricted Stock Units remaining in the RSU Account on the Settlement Date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Restricted Stock Unit. Unless the Settlement Date is deferred pursuant to Article 13, the “Settlement Date” for all Restricted Stock Units credited to a Grantee’s RSU Account shall be the earlier of (a) the lapse of the Period of Restriction applicable to an Award of Restricted Stock Units, or (b) promptly following the Grantee’s death or disability (as defined in Code Section 409A(a)(2)(C)(i)).

8.8.  Voting and Dividend Equivalents. At the discretion of the Committee and to the extent set forth in the Award Agreement and consistent with the requirements of Section 409A, a Grantee may be entitled to receive dividend equivalents with respect to Shares in connection with grants of Restricted Stock Shares or Restricted Stock Units which have been awarded but not yet vested in the Grantee. In addition, a Grantee may, at the discretion of the Committee and to the extent set forth in the Award Agreement, be entitled to exercise his or her voting rights with respect to Restricted Stock Shares. No voting rights shall be exercised with respect to Restricted Stock Units.

Article 9.
Performance Units and Performance Shares

9.1.  Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time as shall be determined by the Committee.

9.2.  Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/ or value of Performance Units/Shares that will be paid out to the Grantee. The Committee may set the Performance Goals for Awards of Performance Units at threshold, target and maximum performance levels, with the number or value of the Performance Units payable tied to the degree of attainment of the various performance levels during the Performance Period. No payment shall be made with respect to a Performance Unit if the threshold performance level is not attained. If Performance Goals are attained between performance levels (i.e., either between the threshold and target performance levels or between the target and maximum performance levels) the number or value of the Performance Unit at the end of the Performance Period shall be determined by linear interpolation, unless otherwise provided by the Committee at the time of grant. To the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, all Performance Goals shall he objective, and shall be based on Performance Measures.

9.3.  Earning of Performance Units/Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. If the Performance Unit Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of attainment of the Performance Goals in writing before the Award is settled.

If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines the performance goals or Performance Period are no longer appropriate, the Committee may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

9.4.  Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may he granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

At the discretion of the Committee and to the extent set forth in the Award Agreement, a Grantee may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned but not yet distributed to the Grantee. In addition, a Grantee may, at the discretion of the Committee and to the extent set forth in the Award Agreement, be entitled to exercise his or her voting rights with respect to such Shares.

Article 10.
Incentive Awards

10.1.  Incentive Awards. Subject to and consistent with the provisions of the Plan, Incentive Awards may be granted to any Eligible Person in accordance with this Article 10. Incentive Awards shall be based on achievement of Performance Goals over a Performance Period which may be one fiscal year or less (“Annual Incentive Awards”) or more than one fiscal year (“Long-Term Incentive Awards”). The Committee shall designate the individuals eligible to be granted an Incentive Award for a year or other Performance Period within the first ninety (90) days of such year or other Performance Period or, in the case of a newly-hired or newly-promoted Grantee, not later than the elapse of 25% of the remainder of such year or other Performance Period after such hiring or promotion. The Committee may designate an Eligible Person as eligible for a full year or other Performance Period or for a period of less than a full year or other Performance Period. The opportunity for a Covered Employee to be granted an Incentive Award shall be, and the opportunity for a Grantee other than a Covered Employee may in the discretion of the Committee be, evidenced by an Award Agreement, which shall specify the individual’s Bonus Opportunity, the Performance Goals, and such other terms not inconsistent with the Plan as the Committee shall determine.

10.2.  Determination of Amount of Incentive Awards.

(a)  Aggregate Maximum. The Committee may establish guidelines as to the maximum aggregate amount of Incentive Awards payable for any year.

(b)  Establishment of Performance Goals and Bonus Opportunities. Within the first ninety (90) days of each year or other Performance Period, the Committee shall establish Performance Goals for the year or other Performance Period(which may be the same or different for some or all Eligible Persons) and shall establish the threshold, target and maximum Bonus Opportunity for each Participant for the attainment of specified threshold, target and maximum Performance Goals. Performance Goals and Bonus Opportunities may be weighted for different factors and measures as the Committee shall determine.

(c)  Committee Certification and Determination of Amount of Annual incentive Award. The Committee shall determine and certify in writing the degree of attainment of Performance Goals as soon as administratively practicable after the end of each year or other Performance Period but not later than March 15 of the calendar year following the end of such year or other Performance Period. The Committee shall determine an individual’s maximum annual Incentive Award based on the level of attainment of the Performance Goals (as certified by the Committee) and the individual’s Bonus Opportunity. The Committee reserves the discretion to reduce (but not below zero), but not increase the amount of an individual’s Incentive Award below the maximum Incentive Award. The determination of the Committee to reduce (or not pay) an individual’s Incentive Award for a year or other Performance Period shall not affect the maximum Incentive Award payable to any other individual. No Incentive Award shall be payable to an individual unless at least the threshold Performance Goal is attained.

(d)  Termination of Affiliation. If an individual has a Termination of Affiliation during the year or other Performance Period, the Committee may authorize the payment of an Incentive Award to such individual, and in the absence of such authorization, the individual shall receive no Incentive Award for such year or other Performance Period.

10.3.  Time of Payment of Incentive Awards. Incentive Awards shall be paid as soon as administratively practicable after the Committee determines the amount of the Incentive Award, but not later than March 15 of the calendar year following the year or other Performance Period for which the Committee has certified the degree of attainment of Performance Goals.

10.4.  Form of Payment of Incentive Awards. An individual’s Incentive Award shall be paid in cash, Shares, Restricted Stock, Options, or any other form of equity or any combination thereof as is provided in the Award Agreement. The Committee may provide in an Award Agreement that payment of an Incentive Award may be deferred in accordance with any rules or procedures that may be established by the Committee from time to time in accordance with the Plan and Section 409A of the Code, either before or after the decision or election to defer is made.

Article 11.
Bonus Shares.

Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee.

Article 12.
Beneficiary Designation

Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation or the survival of any designated beneficiary, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s surviving spouse, if any, or if none then to the Grantee’s surviving descendants per stirpes, or if neither surviving spouse nor surviving descendants, then to the estate of the last to die of the Grantee and any designated beneficiary.

Article 13.
Deferrals

At the discretion of the Committee and to the extent set forth in the Award Agreement and consistent with the requirements of Section 409A, the Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, the satisfaction of any requirements or goals with respect to Performance Units/Shares, or an Incentive Award. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals that are in accordance with the Plan and Section 409A of the Code.

Article 14.
Rights of Employees/Directors

14.1.  Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Grantee’s employment at any time, nor confer upon any Grantee’s right to continue in the employ of the Company.

14.2.  Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 15.
Change in Control

15.1.  Treatment of Outstanding Awards. The Committee may provide in an Award Agreement for different terms and conditions to apply prior to and after a change in control of the Company or a Subsidiary.

15.2.  Occurrence of Change of Control. The Committee may set rules for determining when a change of control of the Company or a Subsidiary has occurred.

Article 16.
Amendment, Modification, and Termination

16.1.  Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company’s stockholders, except (i) as such stockholder approval may be required under the listing requirements of any securities exchange or national market system on which are listed the Company’s equity securities and except that (ii) the Board may not without the approval of the Company’s stockholders amend the Plan to (x) increase the total number of shares reserved for the purposes of the Plan, or to (y) change the individuals or class of individuals eligible to participate in the Plan.

16.2.  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment to an Award intended to meet the requirements of the Performance Based Exception shall be authorized to the extent that such adjustment would be inconsistent with the Award’s meeting the requirements of Section 162(m) of the Code.

16.3.  Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification or the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award unless such termination, amendment, or modification is required by the listing criteria of any exchange on which Shares of the Company are traded or is necessary or advisable (as determined by the Committee) to carry out the purposes of the Plan as a result of any new or change in applicable law (including any requirement of the Code to obtain a tax benefit or to avoid a tax or tax penalty for either the Company or any Grantee).

Article 17.
Withholding

17.1.  Withholding.

(a)  Mandatory Tax Withholding.

(1)  Whenever under the Plan, Shares are to be delivered upon exercise or payment of an Award or upon Restricted Stock Shares becoming nonforfeitable or Restricted Stock Units becoming payable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require (i) that the Grantee remit an amount in cash, or in the Company’s discretion, Mature Shares, sufficient to satisfy all federal, state, and local tax withholding requirements related thereto (“Required Withholding”), (ii) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares due to the Grantee under the Plan or (iii) any combination of the foregoing.

(2)  Any Grantee who makes a Disqualifying Disposition or an election under Code Section 83(b) shall remit to the Company an amount sufficient to satisfy all resulting Required Withholding; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan.

(b)  Elective Share Withholding.

(1)  Subject to the following subsection, a Grantee may elect the withholding (“Share Withholding”) by the Company of a portion of the Shares otherwise deliverable to such Grantee upon the exercise of an Award or upon Restricted Stock Shares becoming nonforfeitable or Restricted Stock Units becoming payable (each, a “Taxable Event”) having a Fair Market Value equal to (i) the minimum amount necessary to satisfy Required Withholding liability attributable to the Taxable Event; or (ii) with the Committee’s prior approval, a greater amount, not to exceed the estimated total amount of such Grantee’s tax liability with respect to the Taxable Event.

(2)  Each Share Withholding election shall be subject to the following conditions:

(i)  any Grantee’s election shall be subject to the Committee’s discretion to revoke the Grantee’s right to elect Share Withholding at any time before the Grantee’s election if the Committee has reserved the right to do so in the Award Agreement;

(ii)  the Grantee’s election must be made before the date (the “Tax Date”) on which the amount of tax to be withheld is determined; and

(iii)  the Grantee’s election shall be irrevocable.

17.2.  Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any option, or the grant of Restricted Stock Shares, makes the election permitted under Code Section 83(b) to include in such Grantee’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Article 18.
Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

Article 19.
Additional Provisions

19.1.  Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

19.2.  Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

19.3.  Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

19.4.  Securities Law Compliance. If the Committee deems necessary to comply with any applicable securities law, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for Shares. If, based upon the advice of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities laws or (ii) the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

19.5.  No Rights as a Shareholder. A Grantee shall not have any rights as a shareholder of the Company with respect to the Shares (other than Restricted Stock Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her. Restricted Stock Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Award Agreement or the Plan. At the time of a grant of Restricted Stock Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Stock Shares shall be subject to the same restrictions and other terms as apply to the Restricted Stock Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

19.6.  Nature of Payments. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death, disability or other benefit under (a) any pension, retirement, profit-sharing, bonus, disability insurance or other employee benefit plan of the Company or any Subsidiary, or any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.

19.7.  Employment Agreement Supersedes Award Agreement. In the event a Grantee is a party to an employment agreement with the Company or Subsidiary, that provides for annual incentive or for vesting, extended exercisability or transferability of equity compensation awards on terms more favorable to the Grantee than the Grantee’s Award Agreement, the employment agreement shall be controlling; provided that (a) if the Grantee is a Section 16 Person, any terms in the employment agreement requiring Compensation Committee, Board, or shareholder approval in order for an exemption from Section 16(b) of the Exchange Act to be available to such terns shall have been approved by the Compensation Committee, Board or shareholders, as applicable, and (b) the employment agreement shall not be controlling to the extent the Grantee and Grantee’s employer agree it shall not be controlling.

19.8.  Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

19.9.  Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

19.10.  Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

19.11.  Obligations. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

19.12.  Shareholder Approval. All Awards granted on or after the Effective Date and prior to the date the Company’s shareholders approve the amended and restated Plan are expressly conditioned upon and subject to approval of the amended and restated Plan by the Company’s shareholders.

19.13.  Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Illinois, other than its laws respecting choice of law.

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on April 27, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on April 27, 2011. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All The Board of Directors recommends you vote Except” and write the number(s) of the nominee(s) on the line below. FOR the following: 1. Election of Directors Nominees 01 Philip H. Britt 02 Anthony S. Cleberg 03 David B. Edelson 04 D. Craig Mense 05 Robert A. Tinstman 06 John F. Welch 07 Peter W. Wilson The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To ratify the Audit Committee’s appointment of the Company’s independent registered public accounting firm, Deloitte & Touche LLP, for the fiscal year 2011. 3. To approve the restated CNA Surety Corporation 2006 Long-Term Equity Compensation Plan. 4. To approve, on an advisory basis, the compensation of the Named Executive Officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 5. To determine, on an advisory basis, the frequency with which the Company is to hold a shareholder vote to approve the compensation of the Named Executive Officers. NOTE: To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof. R1.0.0.11699 1 Please sign exactly as your name(s) appear(s) hereon. When signing as 0000090995 attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . CNA SURETY CORPORATION Annual Meeting of Shareholders April 28, 2011 at 9:00 AM This proxy is solicited by the Board of Directors The shareholders hereby appoint John F. Corcoran and Rosemary Quinn, or either of them, as proxies, each with the power of substitution, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CNA SURETY CORPORATION that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 09:00 AM, CDT on April 28, 2011, at the Company’s business offices located at 333 S. Wabash Avenue, 41st Floor Chicago, IL 60604, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side